UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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☐	Preliminary Proxy Statement
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☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Landsea Homes Corp.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):
☑	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

2022

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DATE AND TIME Wednesday, June 8, 2022 9:00 a.m. Pacific Time	WHO CAN VOTE Stockholders of record as of 5:00 p.m. Eastern Time on April 11, 2022 will be entitled to notice of, and to vote at, the Annual Meeting, or any adjournment thereof.
LOCATION Online via live audiocast on www.virtualshareholdermeeting.com/LSEA2022
VOTING ITEMS
PROPOSALS		BOARD VOTE RECOMMENDATION	FOR FURTHER DETAILS
1.	Election of nine directors named in this proxy statement	“FOR” each director nominee	Page 17
2.	Advisory vote to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2022	“FOR”	Page 23

Stockholders will also transact any other business that may be properly presented at the 2022 Annual Meeting of Stockholders (the “Annual Meeting”). This proxy statement for the Annual Meeting (the “Proxy Statement”) and proxy card or Notice of Internet Availability of Proxy Materials (the “Notice”) is first being made available to our stockholders on April 26 2022.

In support of the health and safety of our stockholders, employees and our Board, we are holding the Annual Meeting in a virtual-only format this year. To attend the Annual Meeting online, vote, submit questions or view the list of registered stockholders during the meeting, stockholders of record will need to go to the meeting website listed above and log in using their 16-digit control number included on their proxy card or Notice. Beneficial owners should review these proxy materials and their voting instruction form or Notice for how to vote in advance of and how to participate in the Annual Meeting.

In the event of a technical malfunction or other situation that the meeting chair determines may affect the ability of the Annual Meeting to satisfy the requirements for a meeting of stockholders to be held by means of remote communication under the Delaware General Corporation Law, or that otherwise makes it advisable to adjourn the Annual Meeting, the chair or secretary of the Annual Meeting will convene the meeting at 9:30 a.m. Pacific Time on the date specified above and at the Company’s address specified below solely for the purpose of adjourning the meeting to reconvene at a date, time and physical or virtual location announced by the meeting chair. Under either of the foregoing circumstances, we will post information regarding the announcement on the Investors page of the Company’s website at https://ir.landseahomes.com.

We encourage you to review these proxy materials and vote your shares before the Annual Meeting.

By Order of the Board of Directors,

FRANCO TENERELLI
Executive Vice President, Chief Legal Officer and Secretary
660 Newport Center Drive, Suite 300
Newport Beach, California 92660
April 26, 2022

HOW TO VOTE

INTERNET www.proxyvote.com	TELEPHONE 1-800-690-6903	MAIL Mark, sign, date and promptly mail the enclosed proxy card in the postage-paid envelope	QR CODE Scan this QR code to vote with your mobile device

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF
STOCKHOLDERS TO BE HELD ON JUNE 8, 2022

The notice, Proxy Statement and Annual Report (as defined below) are available at www.proxyvote.com.

2022 Proxy Statement	1

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS	1
PROXY STATEMENT SUMMARY	3
CORPORATE GOVERNANCE	6
Business Combination and Corporate Structure	6
Stockholder’s Agreement	6
Director Independence	7
Board Leadership Structure	8
Director Nominations	9
Board Committees	11
Risk Oversight	14
Communications with Directors	14
Governance Documents	14
Insider Trading Policy	14
Director Compensation	15
PROPOSAL 1: ELECTION OF DIRECTORS	17
Director Nominees	17
SUSTAINABILITY AND HUMAN CAPITAL	22
Sustainability in Our Business	22
Human Capital Management	22
PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	23
Independent Public Accountant	23
Pre-Approval Policy	24
Prior Independent Registered Public Accounting Firm	24
Audit Committee Report	24
INFORMATION ABOUT OUR EXECUTIVE OFFICERS	25
Number and Terms of Office of Officers	25
EXECUTIVE COMPENSATION	26
LFAC	26
Landsea Homes	26
Summary Compensation Table	27
Narrative Disclosure to the Summary Compensation Table	27
Outstanding Equity Awards at Fiscal Year-End	30
Additional Narrative Disclosure	30
EQUITY COMPENSATION PLAN INFORMATION	32
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	33
Policies and Procedures for the Company’s Related Person Transactions	33
Related Party Transactions	33
BENEFICIAL OWNERSHIP OF SECURITIES	38
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING	40
OTHER MATTERS	43
INDEX OF FREQUENTLY REQUESTED INFORMATION
Board Leadership Structure	7
Board Committees	9
Director Compensation	14
Director Independence	7
Director Nominees	15
Employment Agreements	30
Governance Documents	13
Human Capital Management	21
Related Person Transaction Policy	33
Risk Oversight	13
Sustainability in Our Business	21

FORWARD-LOOKING STATEMENTS AND WEBSITE REFERENCES

This document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical or current facts, including statements regarding our environmental and other sustainability plans and goals, made in this document are forward-looking. We use words such as anticipates, believes, expects, future, intends, and similar expressions to identify forward-looking statements. Forward-looking statements reflect management’s current expectations and are inherently uncertain. Actual results could differ materially for a variety of reasons. Risks and uncertainties that could cause our actual results to differ significantly from management’s expectations are described in our Annual Report for the year ended December 31, 2021 on Form 10-K (together with our Amendment No. 1 to the Annual Report for the year ended December 31, 2021 on Form 10-K/A, the “Annual Report”). Website references throughout this document are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this document.

2	Landsea Homes

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.

DATE AND TIME	LOCATION	RECORD DATE
June 8, 2022 at 9:00 a.m.	Online at	April 11, 2022
Pacific Time	www.virtualshareholdermeeting.com/LSEA2022
VOTING MATTERS		BOARD’S VOTE RECOMMENDATIONS	FOR FURTHER INFORMATION
PROPOSAL 1	Election of nine directors named in this proxy statement	“FOR” each director nominee	Page 17
PROPOSAL 2	Advisory vote to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2022	“FOR”	Page 23

Company Overview and Business Strategy

We are a rapidly growing homebuilder focused on providing High Performance Homes that deliver energy efficient living in highly attractive geographies. Headquartered in Newport Beach, California, we primarily engage in the design, construction, marketing and sale of suburban and urban single-family detached and attached homes in California, Arizona, Florida, Texas and Metro New York. While we offer a wide range of housing options, we primarily focus on entry-level and first-time move-up homes and believe our markets are characterized by attractive long-term housing fundamentals.

We design and build homes and communities that reflect modern living–inspired spaces and features built in vibrant, prime locations where they connect seamlessly with their surroundings and enhance the local lifestyle for living, working and playing. Our defining principle, “Live in your element,” creates the foundation for our customers to live where they want to live and how they want to live in a home created especially for them. Drawing on new home innovation and technology, including a partnership with a leading technology company, we are focused on sustainable, energy-efficient and environmentally friendly building practices that result in a lighter environmental impact, lower resource consumption and a reduced carbon footprint. The four pillars of our High Performance Homes platform are home automation, energy efficiency, sustainability, and enabling a healthy lifestyle. These pillars are reflected in such features as WiFi mesh networking, smart light switches, smart door locks, smart thermostats, WiFi garage door openers, LED lighting, premium air purifiers, and upgraded insulation. Our efficient home designs help reduce lumber, concrete, and building material waste on our jobsites. We are committed to achieving among the highest standards in design, quality and customer satisfaction and are a leader among our peers on several key operating and homebuilding metrics.

Our communities are positioned in attractive markets like Arizona, California, Florida, and Texas, characterized by conditions like high in-migration, low new home supply levels, and high levels of employment. We are also prudently evaluating opportunities in new regional markets in which there is high demand and favorable population and employment growth as a result of proximity to job centers or primary transportation corridors.

Landsea Homes has been recognized locally and nationally for architecture, interior design, website, digital sales resources and more. Landsea Homes is in the top ratings of similar sized homebuilders nationally for positive customer experience in Eliant Homebuyers’ survey.

While we have construction expertise across a wide array of product offerings, we are focused on entry-level and first-time move-up homes. Additionally, we believe our high concentration in entry-level homes helps position us to meet changing market conditions and to optimize returns while strategically reducing portfolio risk. In addition, our attached and higher density products in certain markets enables us to keep our entry-level price point “attainable” and within reach of more new homebuyers. We believe that bringing attainable housing product helps to offset rising land and home costs and supports our expansion into densely populated markets.

2022 Proxy Statement	3

Proxy Statement Summary

Directors

The following provides summary information about each current director. Messrs. Chang and Reed will not be standing for re-election at the Annual Meeting, and effective at the Annual Meeting, the size of the board will be reduced to nine. All other directors have been nominated or re-nominated for election or re-election to the Board.

NAME AND OCCUPATION	AGE	OTHER PUBLIC BOARDS	COMMITTEE MEMBERSHIPS
			AC	CC	NGC	ELC
MING (MARTIN) TIAN Founder, Landsea Group Co., Ltd.	61	3
JOHN HO CEO	39	0
QIN (JOANNA) ZHOU CEO, Landsea Holdings Corporation	48	1
BRUCE FRANK IND Former Partner, E&Y LLP	68	4	✚
THOMAS HARTFIELD IND Former Senior Advisor, Annascaul Advisors LLC	69	0
ROBERT MILLER IND Partner, Lubin Olson & Niewiadomski LLP	57	0
SCOTT REED Co-Founder and Partner, BankCap Partners	52	3
ELIAS FARHAT IND Chief Strategy Officer, Candriam Investors Group	56	1
TIM CHANG IND Partner, Musick Peeler & Garrett, LLP	56	0
SUSAN LATTMANN IND CFO, The Row	54	1
MOLLIE FADULE IND Chief Financial Officer and Investment Officer, JPI; Founder and Partner, Cephas Partners	39	0

AC – Audit Committee
CC – Compensation Committee
NGC – Nominating and Governance Committee
ELC – Executive Land Committee
 IND     Independent
Chair	Member
✚ Audit Committee Financial Expert

Board Snapshot*

AGE	DIVERSITY

*	Excluding Messrs. Chang and Reed, who will not be standing for re-election at the Annual Meeting.

4	Landsea Homes

Proxy Statement Summary

Skills & Experience*

Strategic Planning / Strategy Development	9/9	Human Capital Management	4/9
Homebuilding / Real Estate Industry	8/9	Risk Management	8/9
Business Development / Business Operations	6/9	Public Company Governance	6/9
Senior Executive Leadership	8/9	Legal / Regulatory	2/9
Accounting / Financial Reporting	6/9	Environmental Sustainability Practices	4/9
*	Excluding Messrs. Chang and Reed, who will not be standing for re-election at the Annual Meeting.

Corporate Governance Highlights

●Separated Chairman and CEO roles, with Lead Independent Director ●“Plurality Plus” election standard for directors ●Average director age of 54.5 years	●Director search process includes women and minorities in the pool (and instructs any engaged search firm to do so) ●Annual Board and committee self-evaluations ●Directors elected annually	●Annual director evaluations ●No poison pill ●25% special meeting right

2022 Proxy Statement	5

CORPORATE GOVERNANCE

Business Combination and Corporate Structure

We refer to Landsea Homes Corporation as the “Company,” “us,” “we,” or “our” in this Proxy Statement. As previously disclosed, on January 7, 2021 (the “Closing Date”), the Company, formerly known as LF Capital Acquisition Corp., consummated a business combination (the “Business Combination”) pursuant to which (i) we own, directly and indirectly, 100% of the stock of Landsea Homes Incorporated, a Delaware corporation, which was a private operating company prior to the Business Combination; (ii) Landsea Holdings Corporation, a Delaware corporation (the “Seller”), obtained approximately 71% of our common stock; and (iii) we ceased to be a special purpose acquisition company and changed our name from LF Capital Acquisition Corp. to Landsea Homes Corporation. We refer to the Company prior to the Business Combination as “LFAC” and to the private operating company prior to the Business Combination as “Landsea Homes.”

Stockholder’s Agreement

On the Closing Date, we and the Seller entered into a Stockholder’s Agreement whereby, among other things, the parties agreed to certain rights and obligations of the Company and the Seller with respect to the Company’s corporate governance. On December 21, 2021, we and the Seller agreed to amend the Stockholder’s Agreement with respect to certain provisions.

Board Composition

The Stockholder’s Agreement originally provided that the authorized number of directors for our Board of Directors (the “Board”) be nine. As a result of meeting the highest ownership threshold in the Stockholder’s Agreement, the Seller initially had the right to nominate seven directors to serve on the Board, two of whom had to satisfy the independent director requirements under Nasdaq Stock Market (“Nasdaq”) rules. The Seller designated Messrs. Tian, Ho, Frank, Hartfield, Miller, and Chang and Ms. Zhou to serve as directors following the closing of the Business Combination on January 7, 2021. On December 21, 2021, the Stockholder’s Agreement was amended to provide that the authorized number of directors be 11, and to increase the number of directors designated by the Seller by one director for so long as the Combined Ownership Percentage (as defined in the Stockholder’s Agreement) was greater than 39%.

On April 25, 2022, the Stockholder’s Agreement was again amended to provide that the authorized number of directors be nine. As amended, the Stockholder’s Agreement provides that the Seller shall have the right to nominate for election to the Board the following number of directors for so long as its Combined Ownership Percentage (as defined in the Stockholder’s Agreement) is equal to or greater than the percentage indicated in the left hand column of the table below:

COMBINED OWNERSHIP PERCENTAGE	DIRECTOR DESIGNEES
50% plus one share	7
39%	4
28%	3
17%	2
6%	1

In the event a decrease in the Combined Ownership Percentage reduces the number of director designees the Seller is entitled to nominate, the number of director designees of the Seller shall be reduced in accordance with the table set forth above.

The Stockholder’s Agreement provided that the Company initially designate Ming (Martin) Tian as Chairman of the Board.

6	Landsea Homes

Corporate Governance

Board Committees

The Stockholder’s Agreement provides that the Board establish and maintain: (i) a Compensation Committee; (ii) a Nominating and Governance Committee; and (iii) an Audit Committee. The Compensation Committee and Nominating and Governance Committee must each consist of at least five directors, two of whom shall be independent under Nasdaq rules (including those applicable to such committees). The Audit Committee must consist of three independent directors under Nasdaq rules (including those applicable to such committees).

For so long as the Combined Ownership Percentage is equal to or greater than 15%, each of the standing committees will include at least one director designee (or more than one, at the Seller’s discretion, if the Seller is entitled to designate more than one director designee), subject to applicable Nasdaq rules.

Director Independence

Our Board has determined that Mses. Fadule and Lattmann and Messrs. Frank, Hartfield, Miller, Chang and Farhat are independent within the meaning of Nasdaq Listing Rule 5605(a)(2). In making these independence determinations, our Board has reviewed and discussed information provided by the directors to us with regard to each director’s business and personal activities and relationships as they may relate to us and our management, including Mr. Farhat’s beneficial ownership of 9.5% of the Company, including 2,227,835 shares of the Company’s Common Stock and 2,799,600 private placement warrants by virtue of his relationship to the Sponsor, Level Field Capital, LLC, of which Mr. Farhat is a co-managing member.

Under the Nasdaq listing rules and applicable SEC rules, we are required to have at least three members of the audit committee, all of whom must be independent. In addition to determining whether each director satisfies the director independence requirements set forth in the Nasdaq listing rules, in the case of members of the Audit Committee, our Board has also made an affirmative determination that each of the current members of the Audit Committee, Messrs. Frank, Farhat and Miller, satisfy separate independence requirements under the SEC rules for such members.

The Compensation Committee comprises at least five directors, with at least two directors meeting Nasdaq independence requirements, and otherwise meets Nasdaq compensation committee composition requirements as provided for in the Stockholder’s Agreement. Pursuant to the Nasdaq listing rules, as a “controlled company,” we are not required to have a compensation committee composed entirely of independent directors; however, at such time as we cease to qualify as a “controlled company” under the Nasdaq rules, each member of the Compensation Committee will satisfy Nasdaq’s independence requirements, subject to any applicable transition periods.

Controlled Company Exception

The Seller beneficially owns a majority of the voting power of all outstanding shares of the Company’s common stock, making us a “controlled company.” Pursuant to Nasdaq listing rules, a “controlled company” may elect not to comply with certain Nasdaq listing rules that would otherwise require it to have: (i) a board of directors comprised of a majority of independent directors; (ii) compensation of our executive officers determined by a majority of the independent directors or a compensation committee comprised solely of independent directors; (iii) a compensation committee charter which, among other things, provides the compensation committee with the authority and funding to retain compensation consultants and other advisors; and (iv) director nominees selected, or recommended for the board’s selection, either by a majority of the independent directors or a nominating committee comprised solely of independent directors. We currently rely on the exemptions described in clauses (i), (ii) and (iv) above. Accordingly, the Company’s stockholders do not have the same protections afforded to stockholders of companies that are subject to all of the Nasdaq corporate governance requirements. In the event that we cease to be a “controlled company” and our shares continue to be listed on the Nasdaq, we will be required to comply with these provisions within the applicable transition periods.

2022 Proxy Statement	7

Corporate Governance

Board Leadership Structure

The Board annually reviews its leadership structure to evaluate whether the structure remains appropriate for the Company. The Board selects its Chairman and the Chief Executive Officer (the “CEO”) in a way it considers in the best interests of the Company. The Board does not have a policy on whether the role of Chairman and CEO should be separate or combined. The Board has determined, however, that wherever and for so long as the Chairman is not an independent director, then there shall also be a lead independent director.

Currently, our Chairman is Ming (Martin) Tian, and the Lead Independent Director is Bruce Frank.

Lead Independent Director

The Lead Independent Director’s responsibilities include the following:

●	presiding at meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors;
●	coordinating feedback to the Chairman and the CEO regarding matters discussed in executive session;
●	approving information sent to the Board;
●	approving the agenda and schedule for Board meetings to provide that there is sufficient time for discussion of all agenda items;
●	serving as liaison between the Chairman, the CEO and the independent directors;
●	assisting the Board and Company officers in promoting compliance with and implementation of the Guidelines and providing key inputs to Board governance structures and practices;
●	providing oversight of CEO and Chairman succession;
●	providing advice and counsel to the CEO and other senior management and serving as an informational resource for other directors;
●	interviewing director candidates;
●	together with the Chairman and the chairpersons of the Committees, coordinating self-evaluations of the Board, its Committees, and the individual directors;
●	being available for consultation and communication with major stockholders upon request;
●	acting as spokesperson for the Board where it is appropriate for the Board to have a voice distinct from that of management, as requested by the CEO;
●	together with the Chairman, providing leadership to the Board in the establishment of positions the Board takes on issues to be voted on by stockholders; and
●	reinforcing the tone at the top.

In addition, the Lead Independent Director also has the authority to call executive sessions or meetings of the independent directors and special meetings of the Board.

8	Landsea Homes

Corporate Governance

Director Nominations

In accordance with its charter, the Nominating and Governance Committee develops and recommends to the Board skills, experience, characteristics and other criteria for identifying and evaluating directors. These will inform the committee’s annual evaluation of the Board’s composition assess the mix of skills, experience, characteristics and other criteria that are currently represented on the Board and those that may be needed in the future. The Board and the Nominating and Governance Committee also actively seek to achieve a diversity of occupational and personal backgrounds on the Board, including diversity with respect to demographics such as gender, race, ethnic and national background, geography, age and sexual orientation. As part of the search process for each new director, the Nominating and Governance Committee includes women and minorities in the pool of candidates (and instructs any search firm the Committee engages to do so).

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. The Nominating and Governance Committee reviews the qualifications of director candidates and incumbent directors in light of the criteria approved by Board, and any stockholder recommendations for director are evaluated in the same manner as other candidates considered by the Nominating and Governance Committee. Stockholders that wish to nominate a director for election to our Board should follow the procedures described under the “Submission of Stockholder Proposals for the 2023 Annual Meeting” heading. Pursuant to the Stockholder’s Agreement, as amended, the Seller is currently entitled to designate 7 directors.

The following describes the skills, experience, characteristics and other criteria identified by the Nominating and Governance Committee as desirable for the Board in light of its current business:

Strategic Planning / Strategy Development	Experience defining and driving the strategic direction and growth, and managing the operations of, a business (including large organizations).
Homebuilding / Real Estate Industry	Experience in the residential homebuilding sector, where the purchase and development of real estate is integral to the business.
Business Development / Business Operations	Experience developing and implementing business plans and strategy and a deep understanding of our operations, key performance indicators and competitive environment.
Senior Executive Leadership	Experience serving as a senior executive, as well as hands-on leadership in core management areas, such as strategic and operational planning, financial reporting, compliance, risk management and leadership planning, which provides a practical understanding of how organizations like the Company function.
Accounting / Financial Reporting	Ability to monitor and assess the Company’s operating and strategic performance and to support accurate financial reporting and robust controls with relevant background and experience in debt and capital markets, corporate finance, mergers and acquisitions, accounting and financial reporting.
Human Capital Management	Experience managing or developing a large and diverse workforce.
Risk Management	Experience managing and mitigating key risks, including cybersecurity, regulatory compliance, competition, financial, brand integrity and intellectual property risks.
Public Company Governance	An understanding of corporate governance practices and trends and insights into board management, relations between the board, the CEO and senior management, agenda setting and succession planning from service on other public company boards and board committees.
Legal / Regulatory	Experience with government relations, regulatory matters or regulated industries and political affairs, which provides insight and perspective in working constructively and proactively with governments and agencies globally.
Environmental Sustainability Practices	Experience supporting or overseeing improvements in the environmental performance, and reducing the potential impacts of, a business and its products and/or operations.

2022 Proxy Statement	9

Corporate Governance

The following chart shows how these skills, experience, characteristics and other criteria will be represented on the Board following the Annual Meeting, if each director nominee is elected. This chart is not intended to be an exhaustive list for each director nominee, but instead intentionally focuses on the primary skillsets each director nominee contributes. Information populated in this chart has been derived from director nominee’s responses to their most recently completed director and officer questionnaire and existing public disclosures.

	FADULE	FARHAT	FRANK	HARTFIELD	HO	LATTMAN	MILLER	TIAN	ZHOU
Strategic Planning / Strategy Development	⚫	⚫	⚫	⚫	⚫	⚫	⚫	⚫	⚫
Homebuilding / Real Estate Industry	⚫	⚫	⚫	⚫	⚫		⚫	⚫	⚫
Business Development / Business Operations	⚫	⚫			⚫	⚫		⚫	⚫
Senior Executive Leadership	⚫	⚫	⚫	⚫	⚫	⚫		⚫	⚫
Accounting / Financial Reporting	⚫	⚫	⚫	⚫	⚫	⚫
Human Capital Management		⚫			⚫			⚫	⚫
Risk Management	⚫	⚫	⚫	⚫		⚫	⚫	⚫	⚫
Public Company Governance		⚫	⚫	⚫		⚫		⚫	⚫
Legal / Regulatory		⚫					⚫
Environmental Sustainability Practices		⚫			⚫			⚫	⚫
Diversity (Gender)	F	M	M	M	M	F	M	M	F
Diversity (Race/Ethnicity)					⚫			⚫	⚫

The following chart additionally sets forth the board diversity information required by Nasdaq for all of our current directors:

BOARD DIVERSITY MATRIX (AS OF APRIL 26, 2022)
Total Number of Directors	11
	FEMALE	MALE	NON-BINARY	DID NOT DISCLOSE GENDER
Part I: Gender Identity
Directors	3	8
Part II: Demographic Background
African American or Black
Alaskan Native or Native American
Asian	1	3
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	2	5
Two or More Races or Ethnic
LGBTQIA+			–
Did Not Disclose Demographic Background			–

10	Landsea Homes

Corporate Governance

Board Committees

Our Board has four standing committees: an Audit Committee, a Compensation Committee, a Nominating and Governance Committee and an Executive Land Committee.

In accordance with our Corporate Governance Guidelines, the independent directors meet in executive session without management present at least quarterly.

During the fiscal year ended December 31, 2021, the Board held 7 meetings, the Audit Committee held 11 meetings, the Compensation Committee held 4 meetings and the Nominating and Governance Committee held 4 meetings. In 2021, all directors attended at least 75% of the meetings of the Board, and of each committee of which they were a member, during the time in which they served as a member the board and as a member of each committee, respectively.

Directors are expected to attend the annual meeting of stockholders absent unusual circumstances. In 2021, all nine members of the Board attended our annual meeting.

AUDIT COMMITTEE
MEMBERS Bruce Frank (Chair) Elias Farhat Robert Miller

PRINCIPAL RESPONSIBILITIES:
The primary role of the Audit Committee is to exercise primary financial oversight on behalf of the Board. The Company’s management team is responsible for preparing financial statements, and the Company’s independent registered public accounting firm is responsible for auditing those financial statements.

We have adopted a committee charter that details the principal functions of the Audit Committee, including:

●the appointment, compensation, retention, replacement, and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by us;
●obtaining and reviewing a report, at least annually, from the independent auditors describing (i) the independent auditors’ internal quality-control procedures and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the independent auditor and any steps taken to deal with such issues;
●pre-approving all audit and permissible non-audit services to be provided by the independent auditors or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;
●reviewing and discussing with the independent auditors all relationships the auditors have with us in order to evaluate their continued independence;
●reviewing and discussing with management and the independent auditor our annual audited and quarterly financial statements, including management’s discussion and analysis of financial condition and operations and the independent auditor’s reports related to the financial statements;
●receiving reports from management and the independent auditors on, and review and discuss the adequacy and effectiveness of, our internal controls and disclosure controls;
●establishing hiring policies for employees and former employees of the independent auditors;
●establishing and periodically reviewing policies and procedures for the review, approval and ratification of related person transactions, as defined in applicable SEC rules, review related person transactions, and oversee other related person transactions governed by applicable accounting standards; and
●annually evaluating the performance of the Audit Committee and assessing the adequacy of the Audit Committee’s charter.

Under the Nasdaq listing rules and applicable SEC rules, we are required to have at least three members of the audit committee, all of whom must be independent. Each member of the Audit Committee is financially literate, and our Board has determined that Mr. Frank qualifies as an “audit committee financial expert” as defined in applicable SEC rules and has accounting or related financial management expertise.

The Audit Committee has established and oversees procedures for handling reports of potential misconduct, and whereby complaints or concerns regarding accounting, internal accounting controls, auditing or federal securities law matters may be submitted anonymously to the Audit Committee. The Audit Committee has the authority to retain counsel and other advisers as it determines appropriate to assist in performance of its functions at our expense.

2022 Proxy Statement	11

Corporate Governance

COMPENSATION COMMITTEE
MEMBERS Thomas Hartfield (Chair) Ming (Martin) Tian Qin (Joanna) Zhou Bruce Frank Robert Miller Tim T. Chang*

PRINCIPAL RESPONSIBILITIES:
The Compensation Committee is responsible for approving, or recommending to the Board for approval, the compensation payable to the executive officers of the Company and administering the Company’s equity compensation plans.

The Compensation Committee acts on behalf of and in conjunction with the Board to establish or recommend the compensation of our executive officers and to provide oversight of our overall compensation philosophy, policies and programs.

We have adopted a committee charter that details the principal functions of the Compensation Committee, including:

●reviewing and approving on an annual basis the corporate goals and objectives relevant to our CEO’s compensation, evaluating our CEO’s performance in light of such goals and objectives and recommending to the Board for approval the compensation of our CEO’s based on such evaluation;
●overseeing the evaluation of executive officers other than the CEO and reviewing and recommending to the Board for approval on an annual basis the compensation of such other executive officers;
●administering and making recommendation to the Board with respect to our incentive compensation and equity-based remuneration plans that are subject to Board approval;
●approving and amending or modifying the terms of other compensation and benefit plans;
●reviewing and recommending to the Board for approval employment and severance arrangements for our executive officers;
●assisting management in complying with our proxy statement and annual report disclosure requirements, and overseeing preparation of the compensation committee report when required by SEC rules for inclusion in our annual report and proxy statement;
●reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors; and
●annually evaluating the performance of the Compensation Committee and assessing the adequacy of the Compensation Committee’s charter.

The Compensation Committee may delegate its duties and responsibilities to one or more subcommittees, consisting of not less than two members of the Compensation Committee, as it determines appropriate.

The Compensation Committee comprises at least five directors, with at least two directors meeting Nasdaq independence requirements, and otherwise meets Nasdaq compensation committee composition requirements as provided for in the Stockholder’s Agreement. Pursuant to the Nasdaq listing rules, as a “controlled company,” we are not required to have a compensation committee composed entirely of independent directors; however, at such time as we cease to qualify as a “controlled company” under the Nasdaq rules, each member of the Compensation Committee will satisfy Nasdaq’s independence requirements, subject to any applicable transition periods.

The Compensation Committee has the authority, in its sole discretion, to retain or obtain the advice of a compensation consultant, legal counsel or other advisers, at our expense, and are directly responsible for the appointment, compensation and oversight of the work of any such advisers. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the Compensation Committee considers the independence of each such adviser, including the factors required by Nasdaq and the SEC.

The Landsea Homes Compensation Committee engaged Pearl Meyer in December 2020 to serve as the compensation consultant for the Compensation Committee post-Business Combination and to provide advice in connection with the design of the Company’s 2021 compensation program for directors and executives following the Business Combination. Pearl Meyer did not provide any other services to the Company or management, and Pearl Meyer only received fees from the Company for the services it provided to the Compensation Committee. The Compensation Committee evaluated Pearl Meyer’s independence under the applicable Nasdaq and SEC standards and concluded that Pearl Meyer was independent of the Company and that its services raised no conflicts of interest. The Company’s CEO and President/Chief Operating Officer were invited to participate in discussions regarding the 2021 compensation program and to give their recommendations.

*	Mr. Chang is not standing for re-election at the Annual Meeting.

12	Landsea Homes

Corporate Governance

NOMINATING AND GOVERNANCE COMMITTEE
MEMBERS Qin (Joanna) Zhou (Chair) John Ho Bruce Frank Thomas J. Hartfield Robert Miller Tim T. Chang*
PRINCIPAL RESPONSIBILITIES:
The Nominating and Governance Committee assists the Board by identifying and recommending individuals qualified to become members of the Board. The Nominating and Governance Committee is responsible for evaluating the composition, size and governance of the Board and its committees and making recommendations regarding future planning and the appointment of directors to the committees, establishing procedures for considering stockholder nominees to the Board, reviewing the corporate governance principles and making recommendations to the Board regarding possible changes; and overseeing and monitoring compliance with our Code of Business Conduct and Ethics.
We have adopted a committee charter, which details the purpose and responsibilities of the Nominating and Governance Committee, including:
●reviewing and recommending to the Board the skills, experience, characteristics and other criteria for identifying and evaluating directors;
●identifying, reviewing the qualifications of, and recruiting individuals qualified to serve as directors, consistent with criteria approved by the Board, and recommending to our Board candidates for nomination for election at the annual meeting of stockholders or to fill vacancies on our Board;
●developing and recommending to our Board a set of corporate governance guidelines;
●annually reviewing the Board’s leadership structure and recommending changes to the Board as appropriate, and making recommendations to the independent directors regarding the appointment of the lead independent director;
●overseeing succession planning for positions held by senior executive officers and reviewing succession planning and management development at least annually with the Board;
●overseeing the annual self-evaluation of our Board, its committees, and individual directors; and
●annually evaluating the performance of the Nominating and Governance Committee and assessing the adequacy of the Nominating and Governance Committee’s charter.

The Nominating and Governance Committee comprises at least five directors, with at least two directors meeting Nasdaq independence requirements, and otherwise meets the Nasdaq nominating and governance committee composition requirements as provided for in the Stockholder’s Agreement. Pursuant to the Nasdaq listing rules, as a “controlled company,” we are not required to have a nominating and governance committee composed entirely of independent directors; however, at such time as we cease to qualify as a “controlled company” under the Nasdaq rules, each member of the Nominating and Governance Committee will satisfy Nasdaq’s independence requirements, subject to any applicable transition periods.

The Nominating and Governance Committee has the authority to retain counsel and other advisers as it determines appropriate to assist in performance of its functions at our expense, including, any search firm to be used to identify director candidates, and to approve the fees and other retention terms of any such advisers.

*	Mr. Chang is not standing for re-election at the Annual Meeting.

EXECUTIVE LAND COMMITTEE
MEMBERS Qin (Joanna) Zhou (Chair) John Ho Thomas Hartfield
PRINCIPAL RESPONSIBILITIES:
The Executive Land Committee reviews and approves certain proposed transactions, including land purchases, borrowings, land sales, and joint ventures.

The Executive Land Committee has the authority to retain advisers as it determines appropriate to advise the committee and can set the terms (including approval of fees and expenses) of all such engagements, and to terminate any such engagements, and the Company will provide for appropriate funding, as determined by the committee, for paying fees to such advisors engaged by the committee.

2022 Proxy Statement	13

Corporate Governance

Risk Oversight

A core responsibility of the Board is to oversee the Company’s processes for assessing and managing risk. While the Audit Committee has primary responsibility for risk oversight, both the Audit Committee and the Board are actively involved in risk oversight and both receive reports on our risk management activities from our executive management team on a regular basis. Members of both the Audit Committee and the Board also engage in periodic discussions with members of management as they deem appropriate to review and address the proper management of the Company’s risks. In addition, each committee of the Board considers risks associated with its respective area of responsibility.

BOARD
Oversees the Company’s processes for assessing and managing risk

AUDIT COMMITTEE	COMPENSATION COMMITTEE	NOMINATING & GOVERNANCE COMMITTEE
●Reviews and discusses the Company’s practices with respect to risk assessment and risk management, and risks related to matters including the Company’s financial statements and financial reporting processes, compliance, and information technology and cybersecurity
	●Oversees the assessment of the risks related to the Company’s compensation policies and programs applicable to officers and employees, and reports to the Board on the results of this assessment	●Oversees risks related to corporate governance, including succession planning regarding the CEO and members of the Board

MANAGEMENT

CEO, Chief Accounting Officer, Chief Legal Officer and Chief Operating Officer, and other members of management monitor and implement policies for managing the Company’s risks, including those related to legal, accounting and financial matters, and report periodically on these matters to the Board and its Committees

Communications with Directors

Stockholders may contact the Board by mailing correspondence “c/o Corporate Secretary” to the Company’s principal offices at 660 Newport Center Drive, Suite 300, Newport Beach, CA 92660. Correspondence will be forwarded to the respective director, except that the Corporate Secretary reserves the right not to forward advertisements or solicitations, customer complaints, obscene or offensive items, communications unrelated to the Company’s affairs, business or governance, or otherwise inappropriate materials.

Governance Documents

The Audit Committee, Compensation Committee, and Nominating and Governance Committee each operate pursuant to written charters adopted by the Board. These charters, along with the Corporate Governance Guidelines and the Code of Business Conduct and Ethics, are available at the Company’s website and in print to any stockholder who requests a copy. To access these documents from the Company’s website, go to ir.landseahomes.com and select “Governance” from the drop-down menu. Requests for a printed copy should be addressed to Corporate Secretary, Landsea Homes Corporation, 660 Newport Center Drive, Suite 300, Newport Beach, CA 92660.

Insider Trading Policy

Our Insider Trading Policy prohibits all directors, officers, and employees, as well as members of such persons’ immediate families and households (other than household employees) and such persons’ controlled entities, from engaging in the following: (a) short-term trading; (b) short sales; and (c) transactions involving publicly traded options or other derivatives, such as trading in puts or calls with respect to Company securities.

14	Landsea Homes

Corporate Governance

Director Compensation

Landsea Homes entered into a services agreement with each of its non-employee, independent directors, pursuant to which each director is provided a retainer to serve on the Landsea Homes Board and stipends for specific committee service, as described below:

●	Annual retainer of $80,000, paid on a monthly basis; and
●	Annual stipend of $30,000, paid on a monthly basis, for service as the chair of Landsea Homes’ Compensation Committee or Audit Committee.

Effective as of April 1, 2021, members of our Board (other than Mr. Tian) who are not employees of the Company receive the following compensation under our director compensation program. The director compensation program also provides each member of the Board with reimbursement for reasonable travel and miscellaneous expenses incurred in attending meetings and activities of the Board and its committees.

Annual Cash Retainer:	$70,000
Committee Chairperson Retainers:
Audit Committee	$25,000
Compensation Committee	$20,000
Nominating and Governance Committee	$20,000
Executive Land Committee	$10,000
Committee Membership Retainers:
Audit Committee	$10,000
Compensation Committee	$8,000
Nominating and Governance Committee	$6,000
Executive Land Committee	$5,000
Lead Director Retainer:	$20,000
Value of Annual Equity Grant (RSUs):	$95,000

In accordance with the terms of the director compensation program, each member of our Board (other than Mr. Tian) who is not an employee of the Company received a grant of 11,671 RSUs under the Incentive Plan, which vested on January 1, 2022. The following table presents information regarding compensation paid to the Company’s directors during the fiscal year ended December 31, 2021 (the “2021 Fiscal Year”):

NAME	FEES EARNED OR PAID IN CASH ($)(1)	STOCK AWARDS ($)(2)	TOTAL ($)
Tim Chang(3)	$84,516	$94,652	$179,168
Elias Farhat	$81,518	$94,652	$176,170
Mollie Fadule(4)	$—	$—	$—
Bruce Frank	$204,357	$94,652	$299,009
Thomas Hartfield	$187,105	$94,652	$281,757
Susan Lattmann(4)	$—	$—	$—
Robert Miller	$178,105	$94,652	$272,757
Scott Reed(3)	$74,014	$94,652	$168,666
Martin Tian	$—	$—	$—
Joanna Zhou	$104,498	$94,652	$199,150

(1)	In addition to cash retainers and stipends, amounts in this column for the 2021 Fiscal Year include cash payments and the value of shares (based on the closing price of the shares on the issuance date of $10.53 per share) received in settlement of shares of phantom stock held by Messrs. Frank, Hartfield and Miller which vested and were settled in connection with the Business Combination, as described below.
(2)	Amounts in this column represent the aggregate grant date fair value of the restricted stock units (“RSUs”) granted during the 2021 Fiscal Year, calculated in accordance with FASB ASC Topic 718. Please read Note 15 to our consolidated financial statements for the fiscal year ending December 31, 2021 included in our Annual Report for a discussion of the assumptions used to determine the FASB ASC Topic 718 value of the awards. As of December 31, 2021, each non-employee director other than Mr. Tian held 11,671 unvested RSUs.
(3)	Messrs. Chang and Reed are not standing for re-election at the Annual Meeting.
(4)	Mses. Lattmann and Fadule were appointed to our Board on December 31, 2021 and, as such, did not receive any compensation during the 2021 Fiscal Year.

2022 Proxy Statement	15

Corporate Governance

Each of Messrs. Frank, Hartfield and Miller also received 2.57 shares of phantom stock under the Phantom Stock Plan on January 1, 2020, which were scheduled to vest on March 1, 2023, subject to each director’s continued service to Landsea Homes through such date. As described below under “Executive Compensation—Narrative Disclosure to the Summary Compensation Table—Long Term Incentive Compensation,” each share of phantom stock, including those held by the non-employee directors, became fully vested in connection with the Business Combination. Additionally, the non-employee directors received settlement of their phantom equity awards in a combination of cash and shares of Common Stock. The following table sets forth the cash and Common Stock received by each non-employee director in connection with the Business Combination.

NAME	NUMBER OF SHARES OF PHANTOM EQUITY	SETTLEMENT UPON THE BUSINESS COMBINATION
		CASH PAYMENT	NUMBER OF SHARES OF COMMON STOCK
Bruce Frank	7.85	$24,786.71	5,491
Thomas Hartfield	7.85	$24,786.71	5,491
Robert Miller	7.85	$24,786.71	5,491

16	Landsea Homes

PROPOSAL 1

Election of Directors

Our Second Amended and Restated Certificate of Incorporation (the “Certificate”) specifies that the Board consists of one class of directors. Based on the recommendation of the Nominating and Governance Committee, the Board nominated nine directors for election at the Annual Meeting to hold office until the next annual meeting of our stockholders and until their successors have been elected and qualified.

Each of the nominees has consented to serve as a director, if elected, and all of the nominees are currently directors. We have no reason to believe that any of the nominees will be unavailable or, if elected, will decline to serve. If any nominee becomes unable or unwilling to stand for election as a director, proxies will be voted for any substitute as designated by the Board, or alternatively, the Board may reduce the size of the Board.

Our Board recommends a vote “FOR” the election of each nominee.

Director Nominees

For each of the nine director nominees standing for election, the following describes certain biographical information and the specific experience, qualifications, attributes or skills that qualify them to serve as our directors and, as applicable, the Board committees on which they serve.

COMMITTEES	OTHER PUBLIC COMPANY BOARDS
●Compensation	●Landsea Green ●Landsea Green Life Service Company Limited (“Landsea Green Life Service”) ●Chervon Holdings Co., Ltd.
BACKGROUND
●Served on the board of directors of Landsea Homes (the “Landsea Homes Board”) from 2013 until the Business Combination.
●Founded the former ultimate parent company of Landsea Homes, Landsea Group Co., Ltd. (“Landsea Group”), a real estate developer and operator of green tech companies, in 2001 in China, and is now Landsea Group’s largest stockholder.
●Has served as chairman and president of Landsea Group and one of its subsidiaries, Landsea Green, an international property development service provider with green building technologies and vertically integrated business capabilities, since 2001.
●Under Mr. Tian’s leadership, Landsea Group’s assets have grown from a registered capital investment of $1.5 million (at incorporation) to a total asset value exceeding $4.7 billion.

●Is Non-Executive Director and Chairman of the Board of Landsea Green Life Service.
●Has served as president and chairman of Seller since 2015, and is chairman of private company Shanghai Landleaf Architecture Technology Co., Ltd.
●Is Independent Director of Chervon Holdings Co., Ltd. (“Chervon”), a provider of power tools and outdoor power equipment.
●Received a master’s degree from the Nanjing University in Foreign-Related Economic Administration and a master’s degree in EMBA from China Europe International Business School in Shanghai, China.

Mr. Tian was selected to serve on our Board due to his significant leadership experience and his extensive global management and investment experience, including in the real estate sector.

2022 Proxy Statement	17

Proposal 1 Election of Directors

COMMITTEES	OTHER PUBLIC COMPANY BOARDS
●Nominating and Governance ●Executive Land	None
BACKGROUND
●Established Landsea Homes in August 2013 and served as its CEO and board member from 2014 until the Business Combination.
●Has served as CEO of the Company since the Business Combination and served as interim Chief Financial Officer of the Company from the Business Combination until December 2021.
●Served as interim Chief Financial Officer of Landsea Homes from January 2019 until the Business Combination.
●Prior to forming Landsea Homes, spent 10 years in real estate investment and development with a focus on cross-border transactions between the U.S. and China working at global real estate investment management and consulting firms Colliers International and Jones Lang LaSalle (“JLL”).

●Served as Director of JLL from July 2011 to October 2013, and Vice President at JLL from December 2008 to June 2011. During that time, he led the firm in cross-border business development, focused on delivering transactional, consultancy and other integrated real estate services to outbound Chinese businesses investing overseas.
●Served as a director of the Seller from 2014 to January 2021.
●Received a bachelor’s degree from the University of Southern California and an MBA from the UCLA Anderson School of Management.

Mr. Ho was selected to serve on our Board due to his extensive leadership experience within the real estate industry, his financial management expertise, his experience growing the workforce for Landsea Homes, and his experience operating the Company for the past eight years. Under Mr. Ho’s leadership, Landsea Homes has grown from a start up operation with no revenue in 2013 into a 250+ employee business with north of $700 million in revenues in 2020 despite numerous challenges and the pandemic.

COMMITTEES	OTHER PUBLIC COMPANY BOARDS
●Compensation ●Nominating and Governance (Chair) ●Executive Land (Chair)	●Landsea Green Life Service
BACKGROUND
●Served on the Landsea Homes Board from 2013 until the Business Combination.
●CEO and director of the Seller since January 2021.
●Has over 21 years of experience in business development, investment and operational management in real estate.
●Joined Landsea Green in 2002 and served as the regional general manager in multiple locations, such as Nanjing, Suzhou and Shanghai. Ms. Zhou retired by rotation from Landsea Green effective June 19, 2020 to focus on the business efforts of Landsea Group, the controlling stockholder of Landsea Green.
●Served as non-executive director for Landsea Green from January 2015 to August 2016, when she was redesigned as an executive director.

●Previously led Landsea Group’s global strategic deployment while serving as the assistant to the chairman, general manager of Shanghai Landsea Architecture Technology Co., Ltd. and general manager of Landsea Architecture Design Institute. Ms. Zhou also served as the Chief Human Resource Officer of Landsea Group, and has served as vice president of Landsea Group since 2015.
●Is Executive Director and Vice Chairwoman of the Board of Landsea Green Life Service.
●Received an Executive MBA from China Europe International Business School and an MBA from Nanjing University.

Ms. Zhou was selected to serve on our Board due to her extensive experience and knowledge in the real estate industry, including as an executive of the Seller, and her service as a member of the Landsea Homes Board. Ms. Zhou played a fundamental role in facilitating Landsea Group’s U.S. business development and investment in Landsea Homes.

18	Landsea Homes

Proposal 1 Election of Directors

COMMITTEES	OTHER PUBLIC COMPANY BOARDS
●Audit (Chair) ●Compensation ●Nominating and Governance	●Morgan Stanley Direct Lending Fund ●SL Investment Corp. ●T Series Middle Market Loan Fund LLC ●North Haven Private Income Fund LLC
BACKGROUND
●Served on the Landsea Homes Board from 2015 until the Business Combination.
●Served as a senior partner within the assurance service line of Ernst & Young LLP’s real estate practice from April 1997 to June 2014, when he retired.
●Chairs the Audit Committees of Morgan Stanley Direct Lending Fund, SL Investment Corp., T Series Middle Market Loan Fund LLC, and North Haven Private Income Fund LLC.

●Served as a member of the board of directors of VEREIT, Inc. from July 2014 through March 2017 and was a member of its Audit and Nominating and Corporate Governance Committees.
●Served as a member of the board of directors of ACRE Realty Investors Inc. from October 2014 through October 2017 and was a member of its Audit and Compensation Committees.
●Earned a bachelor’s degree from Bentley College.

Mr. Frank is a member of the American Institute of Certified Public Accountants and is a Certified Public Accountant in the State of New York. Mr. Frank was selected to serve on our Board due to his more than 35 years’ experience in the real estate industry, including in executive and leadership positions. He also brings significant public company board experience.

Mr. Frank currently serves on the audit committee of four other public companies, all of which are business development companies under the Investment Company Act of 1940, as amended and are related entities within the same fund family. The Board has determined that such simultaneous service does not impair the ability of Mr. Frank to effectively serve on the Company’s Audit Committee. In making this determination, the Board considered the mix of companies involved and the fact that they are all business development companies within the same fund family, as well as Mr. Frank’s 100% attendance at 2021 meetings of the Audit Committee and the Board, his valued contribution as Audit Committee Chair, and his extensive background and experience in accounting, including as a Certified Public Accountant and former senior partner of Ernst & Young LLP.

COMMITTEES	OTHER PUBLIC COMPANY BOARDS
●Compensation (Chair) ●Nominating and Governance ●Executive Land	None
BACKGROUND
●Served on the Landsea Homes Board from 2017 until the Business Combination.
●Has over 30 years of investment banking experience, much of it in the building products, home building and real estate sectors.
●Served as a senior advisor at Annascaul Advisors LLC, a registered broker-dealer, in New York from 2006 to 2010, when he retired.
●Served as managing director of the Homebuilding and Building Products Group at the global investment bank Houlihan Lokey Howard & Zukin from 2002 to 2006.

●Served as a managing director and partner at investment bank Dillon Read & Co. and its successor firm, UBS AG, from 1982 to 2001, where he was a senior member of the Homebuilding and Building Products Group and headed the Private Financing Group. His clients included Meritage Homes, Ryland Homes, KB Homes and Highland Homes. At UBS, he started the Private Equity Group.
●Received a B.S. from the University of Oregon and an MBA from Leonard N. Stern School of Business at New York University.

Mr. Hartfield was selected to serve on our Board due to his extensive experience and industry knowledge of homebuilders, and his 30 years of investment banking experience.

2022 Proxy Statement	19

Proposal 1 Election of Directors

COMMITTEES	OTHER PUBLIC COMPANY BOARDS
●Audit ●Compensation ●Nominating and Governance	None
BACKGROUND
●Served on the Landsea Homes Board from 2014 until the Business Combination.
●Has over 25 years of experience in real estate transactions, entitlements and related litigation in California and out of state.
●Mr. Miller’s practice involves a range of real estate and development activities, with a skill set that addresses a wide variety of issues that confront real estate developers, owners and builders.

●Has been a partner at the law firm Lubin Olson & Niewiadomski LLP in San Francisco, California since 2014.
●Served as general counsel of Braddock & Logan Homes for 15 years.
●Received a bachelor’s degree from Princeton University and a Juris Doctor  degree from Harvard Law School.

Mr. Miller was selected to serve on our Board due to his considerable leadership roles and homebuilding industry experience.

COMMITTEES	OTHER PUBLIC COMPANY BOARDS
●Audit	●LF Capital Acquisition Corp II
BACKGROUND
●Served on the LFAC Board from 2017 until the Business Combination.
●Has served as Executive Chairman of the board of LF Capital Acquisitions II, a special purpose acquisition company, since March 2021.
●Serves as Chief Strategy Officer for Candriam Investors Group, an asset management company with over $140 billion under management, a role he has had since October 2016.
●Member of Candriam’s Group Strategy Committee and Executive Committee.
●Partner of Capital E, a private equity and real estate firm, from 2003 to 2016 and held several board and advisory positions at portfolio companies with ties to Capital E.
●In 2003, founded Velocity Advisors, a private equity advisory firm which sourced and structured transactions on behalf of institutional investors, and served as Managing Partner from 2003 to 2016.

●Vice President and Partner at Bain & Company from 1990 to 2002, where he spent 12 years as a management consultant across Europe, the U.S. and Latin America and has advised boards, CEOs and senior management of Fortune 1000 companies as well as several buyout funds on a broad range of strategic, operational, financial and organizational issues.
●Led Bain’s Private Equity Group activities in the Southern US region and was involved in its Investment Committee.
●Currently serves as a director of Lakeside Advisors Inc., a private equity firm registered with the SEC, and Candriam Luxembourg, an asset management company and affiliate of New York Life.
●Previously served as a director of Huron Inc. and CBI, Inc.
●Graduate of Ecole Supérieure des Sciences Economiques et Commerciales (ESSEC) in Paris.

Mr. Farhat was selected to serve on our Board due to his experience related to private equity, capital markets, transactional matters and post-acquisition oversight of operational performance at portfolio companies.

20	Landsea Homes

Proposal 1 Election of Directors

COMMITTEES	OTHER PUBLIC COMPANY BOARDS
None	●Aterian, Inc.
BACKGROUND
●Has served as Chief Financial Officer for The Row, an international privately held luxury apparel retailer, since August 2021.
●Previously, worked for Bed Bath & Beyond Inc., an American chain of domestic merchandise retail stores, for more than 23 where she held several roles, including Chief Administrative Officer from May 2018 to December 2019; Chief Financial Officer and Treasurer from February 2014 to May 2018, and leading many areas including finance, merchandising operations, real estate, and information technology.
●Began professional career at Arthur Andersen LLP, and held progressive roles including Audit Manager during her tenure, auditing public and private companies in the consumer products, gaming and financial industries.

●Currently serves as a director on the board of directors of Aterian, Inc., a technology-enabled consumer products selling platform and is a member of the compensation committee and audit committee, as a director on the board and audit committee chair of Farmer Focus, a private organic and Humane Certified chicken company, and as a director on the board of ARCTRUST III, a private growth and income real estate investment trust.
●Received a B.S. in Business Administration, magna cum laude, from Bucknell University, is a member of the National Association of Corporate Directors, holds a Private Company Governance Certification from the Private Directors Association, and is a Certified Public Accountant.

Ms. Lattmann was recommended to us by a member of our Board, and she was selected to serve on our Board due to her leadership experience and background, including as a senior executive of a large public company, her expertise in financial and accounting matters, and her experience on private and public company boards.

COMMITTEES	OTHER PUBLIC COMPANY BOARDS
None	None
BACKGROUND
●Has served as Chief Financial and Investment Officer at JPI, a developer, builder and investment manager, since 2021.
●Is also Founder and Partner of Cephas Partners, a private equity firm formed in 2012 that specializes in alternative investments with a primary focus on real estate opportunities.
●Prior to joining Cephas Partners in 2012, served as Vice President at Bank of America Merrill Lynch in the Real Estate Principal Investments group in New York, from May 2006 to December 2011.
●Since 2015 has invested in and advised multiple companies bringing new technologies to the real estate and construction industries.

●Previously served on the Global CREW Network Board, serving over 11,000 women in commercial real estate.
●Currently serves as a director on the boards of directors of private companies, including: Pallet, a Social Purpose Corporation focused on portable shelter systems, Green Canopy, an impact real estate development, fund management, and homebuilding company, and Urban Housing Ventures.
●Received a Bachelor’s degree in history and science from Harvard University.

Ms. Fadule was recommended to us by a member of our Board, and she was selected to serve on our Board due her experience and background in the real estate and homebuilding industries, and her experience related to private equity, capital markets, financial and transactional matters.

2022 Proxy Statement	21

SUSTAINABILITY AND
HUMAN CAPITAL

Sustainability in Our Business

We are a rapidly growing homebuilder focused on providing High Performance Homes (“HPH”) that deliver energy efficient living in highly attractive geographies.

Building on the global homebuilding experience and environmentally focused strategy of Landsea Green, who indirectly owns 100% of our largest stockholder Landsea Holdings, we are driven by a pioneering commitment to sustainability. Drawing on new-home innovation and technology, including a partnership with a leading technology company, we are focused on sustainable, energy-efficient and environmentally friendly building practices that result in a lighter environmental impact, lower resource consumption and a reduced carbon footprint. The three pillars of our HPH platform are home automation, energy efficiency and sustainability. These pillars are reflected in such features as WiFi mesh networking, smart light switches, smart door locks, smart thermostats, WiFi garage door openers; LED lighting and upgraded insulation. Our efficient home designs help reduce lumber, concrete and building material waste on our jobsites.

We are committed to sustainability. We place heavy emphasis on environmental protection and are committed to delivering comfortable and eco-friendly residential properties to the market. Landsea Green has received numerous awards and recognition for various properties and enjoys broad recognition among its customers as one of the few brand names representative of eco-friendly building design and construction.

We are committed to sustainable building practices and conduct a multitude of energy-efficient, sustainable and environmentally-friendly practices that result in a lighter environmental impact, lower resource consumption and a reduced carbon footprint.

In 2019, Landsea Homes officially launched its HPH program in select communities across California and Arizona. The program focuses on home automation, sustainability and energy savings, three factors that we believe are highly desired by our customers.

As part of the HPH program, we have established a partnership with a leading technology company. HPH utilizes such company’s proprietary software, which offers home automation options through applications on homebuyers’ mobile phones. Smart home automation options include a media manager device, MeshNet wireless internet throughout the home, entry door locks, thermostat control, garage door opener control, light dimmer switches, doorbell camera pre-wire and high-touch customer service with an individualized training session.

In addition, each HPH includes upgraded roof insulation, upgraded wall insulation, upgraded floor insulation, more efficient mechanical systems, ENERGY STAR® rated appliances and LED lighting. The cost-in-use features lower homebuyers’ monthly bills and are intended to encourage environmental awareness and stewardship.

Human Capital Management

Retention and Turnover. We focus significant attention on attracting and retaining talented and experienced individuals to manage and support our operations, and our management team routinely reviews employee turnover rates at various levels of the organization. As of December 31, 2021, with a 12-month lookback period, Landsea Homes had a voluntary turnover rate of approximately 13.4%. In total, during this period, Landsea Homes had an involuntary turnover rate of approximately 18.2%, which was largely attributable to corporate restructuring to reduce overhead in response to the COVID-19 pandemic, representing approximately 12.6% of its workforce. During this period, approximately 5.1% of involuntary turnover was the result of operational restructuring of overlapping functions as a result of Landsea Homes’ recent acquisition of Garrett Walker.

Internal Promotion and Compensation. Every year, each manager helps set his or her employees’ professional goals for internal promotion, and monitors employees’ progress throughout the year. Employee compensation is determined based on industry benchmarks and cost of living factors. Bonus incentives are primarily paid out annually based on division performance goals. We recommend and promote continuing education for all employees, and offers tuition reimbursement for job-related curriculum.

Worker Safety and Compliance with Laws. We actively train our employees and management on workplace safety and related laws and regulations. With respect to workplace safety, we utilize a third-party vendor to support compliance with California/Occupational Safety and Health Administration (“OSHA”) and federal OSHA safety requirements. Internally, we have a formal safety committee to review employee safety protocols. During the COVID-19 pandemic, we adopted office and field safety guidelines, supplied personal protective equipment to staff and implemented work from home protocols as recommended by the Center for Disease Control and Prevention. With respect to compliance with employment-related laws and regulations, we provide management training on leadership development, the progressive discipline process, and updates on labor laws, protected leaves and wage and hour rules. In addition, our employees are required to complete a two-hour harassment prevention training.

22	Landsea Homes

PROPOSAL 2

Ratification of Appointment of Independent Registered Public Accounting Firm

PricewaterhouseCoopers LLP (“PwC”) has served as the Company’s independent registered public accounting firm since March 18, 2021, and had served as principal accountants to Landsea Homes since 2019. Representatives of PwC are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they wish and be available to respond to appropriate questions from stockholders.

We are asking stockholders to ratify the Audit Committee’s selection of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2022. While such ratification is not required, the Board is submitting the selection of PwC to our stockholders for ratification as a matter of good corporate practice. If stockholders do not ratify the selection of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2022, our Audit Committee may reconsider the selection of PwC as our independent registered public accounting firm. Even if the selection is ratified, the Audit Committee may, in its discretion, select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

Our Board of Directors recommends a vote “FOR” the ratification of the selection by the Audit Committee of PwC as our independent registered public accounting firm.

Independent Public Accountant

The following is a summary of fees paid or to be paid to PwC for services rendered over the prior two fiscal years.

	FOR THE YEAR ENDED DECEMBER 31, 2021*	FOR THE YEAR ENDED DECEMBER 31, 2020*
Audit Fees(1)	$1,576,700	$1,028,000
Audit-Related Fees(2)	$453,000	$927,763
Tax Fees	$–	$–
All Other Fees(3)	$900	$1,800
Total	$2,030,600	$1,957,563
*	As discussed in more detail below, PwC was appointed to serve as our independent registered public accounting firm beginning on March 18, 2021, and the fees discussed include only those paid to PwC. RSM US LLP was the Company’s previous independent registered public accounting firm prior to that date, and for LFAC prior to the Business Combination.
(1)	Audit fees are the aggregate fees bills or expected to be billed for each of fiscal 2021 and 2020 for professional services rendered by the principal accountant for the audit of our annual financial statements and review of quarterly financial statements for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years.
(2)	Audit-related fees are the aggregate fees bills or expected to be billed for each of fiscal 2021 and 2020 for assurance and related services by the principal accountant that are reasonably related to the performance of the audit or review of our financial statements.
(3)	All other fees are the aggregate fees bills or expected to be billed for each of fiscal 2021 and 2020 for products and services provided by the principal accountant, including a subscription fee for access to PwC’s professional literature guide online.

2022 Proxy Statement	23

Proposal 2 Ratification of Appointment of Independent Registered Public Accounting Firm

Pre-Approval Policy

The Audit Committee has adopted an Audit and Non-Audit Services Pre-Approval Policy, under which the Audit Committee annually reviews and pre-approves the services that are expected to be provided by the outside auditor. Any engagement to provide audit or non-audit services that has not been pre-approved through that process must be specifically pre-approved by the Audit Committee if it is to be provided by the outside auditor. All of the services provided by PwC to us since their appointment were pre-approved by the Audit Committee.

Prior Independent Registered Public Accounting Firm

As previously disclosed in the Company’s Current Report on Form 8-K filed on March 24, 2021, RSM US LLP (“RSM”) served as the Company’s independent registered public accounting firm until March 18, 2021, when the Audit Committee dismissed RSM. The decision to change our independent registered public accounting firm was recommended and approved by the Audit Committee.

During the year ended December 31, 2020 and the subsequent interim period through March 18, 2021, there were: (i) no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions between the Company and RSM on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to RSM’s satisfaction, would have caused RSM to make reference thereto in their reports; and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Representatives of RSM are not expected to be present at the Annual Meeting online.

Audit Committee Report*

The Audit Committee has reviewed and discussed our audited financial statements with management, and has discussed with our independent registered public accounting firm the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and SEC. Additionally, the Audit Committee has received the written disclosures and the letter from our independent registered public accounting firm, as required by the applicable requirements of the PCAOB, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence. Based upon such review and discussion, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the last fiscal year for filing with the SEC.

Submitted by:

Audit Committee of the Board of Directors
BRUCE FRANK (CHAIR)
ELIAS FARHAT
ROBERT MILLER

*	The information contained in this Audit Committee Report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act.

24	Landsea Homes

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

Below is a list of our executive officers and their respective ages and a brief account of the business experience of each of them.

NAME	AGE	POSITION
John Ho	39	Chief Executive Officer; Director
Michael Forsum	60	President; Chief Operating Officer
Franco Tenerelli	41	Executive Vice President; Chief Legal Officer; Secretary
Christopher Porter	55	Chief Financial Officer

John Ho’s biographical information can be found with the other director biographies in the Director Nominees section.

Michael Forsum served as the Chief Operating Officer of Landsea Homes from August 2016 until the Business Combination, and he has since served as our President and Chief Operating Officer. Prior to joining Landsea Homes, Mr. Forsum spent nearly 30 years in the homebuilding industry as a senior level executive and worked from 2009 to 2016 in private equity as a partner specializing in residential real estate investing for Starwood Land Ventures, a wholly-owned subsidiary of Starwood Capital Group Global, a private investment firm. During his homebuilding career, Mr. Forsum led homebuilding operations at KB Homes from 1985 to 1993. Mr. Forsum also served as a Division President of Ryland Homes from 1994 to 2001. Later, as Taylor Woodrow/Morrison’s West Region President, Mr. Forsum was responsible for overseeing multiple operating divisions in California, Arizona, Nevada and Colorado from 2001 to 2008. Mr. Forsum also served on Taylor Woodrow/Morrison’s North American Leadership team, which set strategic direction and established company governance and procedures, from 2000 to 2008. During Mr. Forsum’s homebuilding tenure, he was associated with the acquisition, planning and development of nearly 25,000 home sites, and the building of over 20,000 homes. In 2008, Mr. Forsum co-founded Starwood Land Ventures, an affiliated company of Starwood Capital Group Global, a private equity firm specializing in real estate, which he left in 2016. Mr. Forsum is on the National Board of Directors for HomeAid America and received a bachelor’s degree from Arizona State University.

Franco Tenerelli served as Executive Vice President, Chief Legal Officer and Secretary of Landsea Homes from February 2016 until the Business Combination, and has since served in those roles for the Company. Prior to joining Landsea Homes, Mr. Tenerelli served as Regional Counsel for Toll Brothers, a publicly traded homebuilder, from 2013 to 2016, managing the company’s legal affairs for the western region, including its multiple operating divisions in California, Arizona, Nevada and Washington. During Mr. Tenerelli’s tenure, Toll Brothers experienced unparalleled growth in its western region, including the successful acquisition and integration of competitor Shapell Homes in an approximately $1.6 billion M&A deal. Prior to Toll Brothers, Mr. Tenerelli was a lawyer with Holland & Knight LLP, where he served as counsel to a variety of public and private companies. Mr. Tenerelli received a bachelor’s degree from UCLA, a Juris Doctor degree from Loyola Law School, and an MBA from the UCLA Anderson School of Management.

Chris Porter has served as Chief Financial Officer of Landsea Homes since December 2021. He has over 30 years of diverse experience in corporate finance in both public and private equity settings across multiple industries, including all major commercial real estate sectors, senior housing, defense contracting and banking/finance. In 2013, Chris co-founded, and served as President and Chief Financial Officer of Silverstone Healthcare Company, a senior housing real estate development company, and was instrumental in growing it to nine luxury developments and successfully raising approximately $1 billion in debt and equity. During his tenure he also oversaw all accounting, reporting, finance, human resources, liquidity and asset management functions. Prior to Silverstone, Mr. Porter was Vice President and Treasurer of Dyn-Corp International, responsible for its global Treasury, Risk Management, Liquidity and Investor Relations. Mr. Porter spent the previous 10 years at Crescent Real Estate Equities, ending as Managing Director, in charge of Capital Markets, Risk Management and Treasury.

Number and Terms of Office of Officers

Our officers are appointed by the Board and serve at the discretion of the Board, rather than for specific terms of office. Our Board is authorized to appoint persons to the offices set forth in our Second Amended and Restated Bylaws (the “Bylaws”) as it deems appropriate. Our Bylaws provide that our officers may consist of a Chairman of the Board, CEO, President, Chief Financial Officer, Vice Presidents, Secretary, Treasurer and such other officers as may be determined by the Board.

2022 Proxy Statement	25

EXECUTIVE COMPENSATION

LFAC

The following disclosure concerns the compensation of LFAC’s officers and directors for the 2021 Fiscal Year.

With the exception of Baudouin Prot and Alberto Bianchinotti, none of the officers or directors of LFAC received any cash compensation for services rendered to LFAC. LFAC agreed to pay the Sponsor or an affiliate of the Sponsor a total of $10,000 per month for office space, utilities and secretarial and administrative support. Upon completion of the Business Combination, the Company ceased paying these monthly fees. No compensation of any kind, including finder’s and consulting fees, were paid to the Sponsor, officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with the completion of the Business Combination. However, these individuals were reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. The LFAC Audit Committee reviewed on a quarterly basis all payments that were made to the Sponsor, officers or directors, or our or their affiliates.

In September 2017, LFAC entered into an agreement with B. Prot Conseils, an entity controlled by Mr. Baudouin Prot, the former chairman of the Board, pursuant to which, he would be paid a cash fee of $150,000 per annum in exchange for his service. The agreement was effective as of October 1, 2017 and lasted until December 2019. On January 7, 2021, immediately prior to the consummation of the Business Combination, LFAC and Mr. Prot amended the arrangement to provide a one-time payment of $75,000 in connection with prior services rendered to LFAC, conditioned upon LFAC successfully completing an acquisition of a target company prior to January 22, 2021. On January 7, 2021, LFAC successfully completed the Business Combination and the $75,000 was paid to B. Prot Conseils. Mr. Prot resigned as chairman of the Board concurrent with the consummation of the Business Combination.

Alberto Bianchinotti, LFAC’s chief financial officer prior to the Business Combination, is the sole owner of the accounting services firm, AM Knight Financial Services. LFAC paid AM Knight Financial Services to provide certain accounting services to LFAC prior to Mr. Bianchinotti’s appointment as chief financial officer. For the years ended December 31, 2020 and 2021, LFAC paid AM Knight Financial Services $55,200 and $0, respectively.

Landsea Homes

The following discussion and analysis of compensation arrangements of the named executive officers of the Company for the 2021 Fiscal Year should be read together with the compensation tables and related disclosures provided below.

Compensation information included in the following discussion is presented in actual dollar amounts. Because the Company is an emerging growth company, the Company has opted to comply with the executive compensation rules applicable to “smaller reporting companies,” when detailing the executive compensation of our executives, as such term is defined under the Exchange Act. This section discusses the material elements of compensation awarded to, earned by or paid to the principal executive officer of the Company and the two next most highly compensated executive officers of the Company. These individuals are referred to as the “Named Executive Officers” or “NEOs.”

26	Landsea Homes

Executive Compensation

Summary Compensation Table

The following table presents information regarding the compensation of Landsea Homes’ named executive officers for services rendered during the 2021 Fiscal Year and the fiscal year ended December 31, 2020:

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)	BONUS ($)(1)	STOCK AWARDS ($)(2)	NON-EQUITY INCENTIVE COMPENSATION ($)(3)	ALL OTHER COMPENSATION ($)(4)	TOTAL ($)
John Ho Chief Executive Officer and Former Interim Chief Financial Officer	2021	$607,236	$1,683,972	$3,861,783	$1,087,000	$29,438	$7,269,429
	2020	$550,000	$342,395	$—	$500,000	$29,438	$1,421,833

Michael Forsum President and Chief Operating Officer	2021	$558,478	$1,707,215	$3,601,090	$1,337,000	$13,480	$7,217,263
	2020	$512,500	$342,395	$—	$750,000	$13,480	$1,618,375
Franco Tenerelli Executive Vice President, Chief Legal Officer, and Secretary	2021	$389,231	$328,872	$251,057	$502,000	$55,778	$1,526,938
	2020	$345,833	$102,695	$—	$250,000	$51,028	$749,556

(1)	Amounts in this column for the 2021 Fiscal Year include cash payments and the value of shares (based on the closing price of the shares on the issuance date of $10.53 per share) received in settlement of shares of phantom stock which vested and were settled in connection with the Business Combination, as described below under “Narrative Disclosure to the Summary Compensation Table-Long-Term Incentive Compensation.”
(2)	Amounts in this column represent the grant date fair value computed in accordance with FASB ASC Topic 718 of (i) fully vested stock awards granted to Messrs. Ho and Forsum on March 30, 2021, which have a per share grant date fair value of $9.69 calculated based on the closing price of the Common Stock on the date of grant, (ii) restricted stock units (“RSUs”) granted to Messrs. Ho and Forsum on March 30, 2021, which have a per RSU grant date fair value of $9.69 calculated based on the closing price of the Common Stock on the date of grant, (iii) RSUs granted to each NEO on April 19, 2021, which have a per RSU grant date fair value of $9.44 calculated based on the closing price of the Common Stock on the date of grant, and (iv) performance share units (“PSUs”) granted to each NEO on April 19, 2021, which have a per target PSU grant date fair value of $9.44, in each case, under the Landsea Homes Corporation 2020 Stock Incentive Plan (the “Incentive Plan”). Please read Note 15 to our consolidated financial statements for the fiscal year ending December 31, 2021 included in our Annual Report for a discussion of the assumptions used to determine the FASB ASC Topic 718 value of the PSU awards. PSUs are shown assuming target achievement of the applicable performance conditions. If maximum performance were assumed, the PSUs included in these totals for 2021 would be as follows: Mr. Ho, $1,867,912; Mr. Forsum, $1,687,155; and Mr. Tenerelli, $301,268.
(3)	Amounts in this column represent amounts paid under Landsea Homes’ short-term incentive bonus program for performance in the 2021 Fiscal Year. For more information regarding the short-term incentive bonus program for 2021 see “Narrative Disclosure to the Summary Compensation Table-Short-Term Incentive Bonus Program” below.
(4)	Amounts in this column include (i) matching contributions under Landsea Homes’ 401(k) plan made during the 2021 Fiscal Year, (ii) payment of tuition expenses for the UCLA Anderson Executive MBA, and (iii) other perquisites and benefits, which include Company payments of automobile leases, monthly cell phone allowances, gym memberships, and executive physicals through Hoag Executive Health.

NAME	COMPANY 401(K) MATCHING CONTRIBUTIONS ($)	TUITION ($)	OTHER ($)	TOTAL ($)
John Ho	$9,750	—	$19,688	$29,438
Michael Forsum	—	—	$13,480	$13,480
Franco Tenerelli	$5,500	$34,998	$15,280	$55,778

Narrative Disclosure to the Summary Compensation Table

The following is a brief description of the compensation arrangements Landsea Homes has with each of its NEOs and other components of their compensation during the 2021 Fiscal Year. Following the Business Combination, the Board makes decisions regarding executive compensation based on recommendations given by the Compensation Committee. The goal of the Company’s executive compensation program following the Business Combination is to be competitive in order to attract and retain our executive officers while linking a significant portion of cash compensation to performance objectives and providing a portion of executive compensation as long-term incentive compensation in the form of equity awards.

Base Salaries

Base salary is a fixed element within a total compensation package intended to attract and retain the talent necessary to successfully manage our business and execute our business strategies. Base salaries for our NEOs are established based on the scope of their responsibilities, taking into account relevant experience, internal pay equity, tenure, and other factors deemed relevant. On April 19, 2021, the Board approved, upon recommendation by the Compensation Committee, an increase to Mr. Ho’s base salary from $580,000 to $625,000 and an increase to Mr. Forsum’s base salary from $525,000 to $575,000, in each case, retroactive to January 7, 2021.

2022 Proxy Statement	27

Executive Compensation

Short-Term Incentive Bonus Program

For the 2021 Fiscal Year, each NEO was eligible to participate in the Landsea Homes Corporation Executive Cash Incentive Plan, pursuant to which the Company established the annual bonus program for 2021. Under the annual bonus program for 2021, each NEO was eligible to receive a cash bonus payment based on the Company’s performance. The Board, upon recommendation of the Compensation Committee, established 2021 target annual bonus levels for each NEO, as set forth below:

NAME	2021 TARGET ANNUAL BONUS
John Ho	$650,000
Michael Forsum	$800,000
Franco Tenerelli	$300,000

Under the 2021 annual bonus program, payment of annual bonuses to the NEOs was based on achievement of a revenue performance target with respect to 60% of the annual bonus and a pre-tax income margin performance target with respect to 40% of the annual bonus. To receive an annual bonus payment, each NEO must have been employed by the Company on the date on which the Company actually paid bonuses under the annual bonus program. For the 2021 Fiscal Year, the Company achieved a payout percentage of 164% with respect to the revenue performance goal and a payout percentage of 172% with respect to the pre-tax income margin performance goal, resulting in a total payout percentage of 167%. Based on this performance, annual bonus payments to the NEOs of Landsea Homes for the 2021 Fiscal Year were as follows:

NAME	2021 ANNUAL BONUS
John Ho	$1,087,000
Michael Forsum	$1,337,000
Franco Tenerelli	$502,000

Long Term Incentive Compensation

Pre-Business Combination

Historically, Landsea Homes’ NEOs have received long-term incentive compensation in the form of phantom stock awards issued under the Landsea Phantom Stock Plan (the “Phantom Stock Plan”). Each share of phantom stock represented the right to receive an amount in cash equal to the fair market value of a share of phantom stock of Landsea Homes, as determined by the Landsea Homes Board at the end of each plan year upon the vesting and settlement of such award. Landsea Homes accounts for these awards under Financial Accounting Standards Board Accounting Standards Codification Topic 710, rather than under Topic 718, and as such, the phantom equity awards are not considered equity incentive compensation for purposes of these disclosures.

In connection with the Business Combination, the outstanding phantom stock awards granted in 2020 to Messrs. Ho and Forsum were settled in Common Stock, and the other outstanding phantom stock awards were accelerated and settled in cash. The following table sets forth the cash and Common Stock received by each NEO in connection with the Business Combination.

		SETTLEMENT UPON THE BUSINESS COMBINATION
NAME	NUMBER OF SHARES OF PHANTOM STOCK	CASH PAYMENT	NUMBER OF SHARES OF COMMON STOCK
John Ho	159.95	$783,014	85,561
Michael Forsum	162.13	$896,362	77,004
Franco Tenerelli	31.19	$328,872	0

28	Landsea Homes

Executive Compensation

Post-Business Combination

In connection with the Business Combination, the Company adopted the Incentive Plan, pursuant to which the Company may grants RSUs, PSUs and other equity-based awards.

On March 30, 2021, the Board, upon recommendation by the Compensation Committee, granted 30,712 fully vested shares to Mr. Ho and 19,354 fully vested shares to Mr. Forsum in recognition of their service to the Company. In addition, the Board also approved the grant of 207,182 RSUs to Messrs. Ho and Forsum in satisfaction of the requirements under their respective employment agreements. In accordance with the employment agreements, these RSUs will vest as to 20% on the first and second anniversaries of March 15, 2021, the date the Form S-8 was filed and as to 30% on the third and fourth anniversaries of such date, in each case, subject to the NEO’s continued employment through such dates.

On April 19, 2021, the Board, upon recommendation by the Compensation Committee, approved annual equity awards to each NEOs in the form of RSUs (representing 40% of the total grant) and PSUs (representing 60% of the total grant), as set forth in the table below:

NAME	NUMBER OF RSUs	TARGET NUMBER OF PSUs
John Ho	65,957	98,936
Michael Forsum	59,574	89,362
Franco Tenerelli	10,638	15,957

The RSU awards will vest as to one-third on each of the first, second and third anniversaries of the date of grant. The PSUs will be eligible to vest in one-third tranches based on the Company’s adjusted earnings per share (“Adjusted EPS”) performance during each one-year period during the performance period beginning January 1, 2021 and ending December 31, 2023. For purposes of the PSUs, Adjusted EPS is calculated based on the Company’s adjusted net income, as described on page 69 of the Annual Report, divided by the diluted weighted average shares of Common Stock outstanding. The first one-third tranche of the PSUs (the “Tranche 1 PSUs”) vested at 200% of target in accordance with the following table:

PERFORMANCE LEVEL	ADJUSTED EPS		PERCENTAGE OF TRANCHE 1 PSUs THAT BECOME EARNED PSUs
Below Threshold	<$	0.71	0%
Threshold		$0.71	50%
Target		$0.95	100%
Maximum		$1.19	200%
Actual		$1.44	200%

Employment Arrangements with the Named Executive Officers

Messrs. Ho, Forsum and Tenerelli entered into executive employment agreements with the Seller on August 31, 2020, which were assumed by Landsea Homes upon the consummation of the Business Combination. Mr. Porter entered into an executive employment agreement with the Company on November 15, 2021. The employment agreements generally provide for an initial term ending on December 31, 2023, which will automatically renew for successive one-year terms thereafter unless either party gives written notice of non-extension to the other party. The employment agreements generally provide for an annual base salary, eligibility to participate in the annual bonus plan, and eligibility to participate in benefit plans. Additionally, the employment agreements for Messrs. Ho and Forsum provided for the grant of RSUs under the Incentive Plan having a grant date value of $2,000,000, which were granted on March 30, 2021 as described above.

Under the employment agreements, Messrs. Ho, Forsum, Tenerelli, and Porter are eligible to receive severance benefits upon certain terminations of employment, as described under “Additional Narrative Disclosure—Potential Payments Upon Termination or Change in Control-Employment Agreements.” The employment agreements also include customary confidentiality covenants.

2022 Proxy Statement	29

Executive Compensation

Outstanding Equity Awards at Fiscal Year-End

The following table reflects information regarding outstanding unvested RSUs and PSUs granted under the Incentive Plan held by each NEO as of December 31, 2021.

	STOCK AWARDS
NAME	NUMBER OF SHARES OF UNITS OF STOCK THAT HAVE NOT VESTED (#)		MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)(1)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)		EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)(1)
John Ho	273,139	(2)	$1,999,377	131,914	(3)	$965,610
Michael Forsum	266,756	(4)	$1,952,654	119,150	(3)	$872,178
Franco Tenerelli	10,638	(5)	$77,870	21,276	(3)	$155,740
(1)	Amounts in these columns reflect the value of outstanding RSUs or PSUs as of December 31, 2021, based on a per share price of $7.32, the closing price of the Common Stock on December 31, 2021.
(2)	Represents RSUs held by Mr. Ho which vest as follows: (i) 207,182 will vest as to 20% on each of March 15, 2022 and March 15, 2023 and as to 30% on each of March 15, 2024 and March 15, 2025; and (ii) 65,957 will vest as to one-third on each of April 19, 2022, April 19, 2023 and April 19, 2024.
(3)	Represents the maximum number of PSUs which will vest between 0% and 200% of target based on the Company’s Adjusted EPS performance during the 2022 fiscal year (with respect to one-half of such target amount) and during the 2023 fiscal year (with respect to one-half of such target amount).
(4)	Represents RSUs held by Mr. Forsum which vest as follows: (i) 207,182 will vest as to 20% on each of March 15, 2022 and March 15, 2023 and as to 30% on each of March 15, 2024 and March 15, 2025; and (ii) 59,574 will vest as to one-third on each of April 19, 2022, April 19, 2023 and April 19, 2024.
(5)	Represents RSUs held by Mr. Tenerelli which will vest as to one-third on each of April 19, 2022, April 19, 2023 and April 19, 2024.

Additional Narrative Disclosure

Retirement Benefits

Other than benefits under Landsea Homes’ 401(k) plan, Landsea Homes has not provided the NEOs with any retirement benefits. Under Landsea Homes’ 401(k) plan, employees, including the NEOs, are allowed to contribute portions of their eligible compensation to a tax qualified retirement account. Currently, we provide discretionary matching contributions equal to 100% of the first 3% of employees’ eligible compensation contributed to the plan. Employees generally become vested in 20% of the matching contributions made to their tax-qualified retirement account per year.

Potential Payments Upon Termination or Change in Control

Incentive Plan Award Agreements

In the event of the NEO’s death or disability, the RSUs granted under the Incentive Plan will become fully vested, and the PSUs granted under the Incentive Plan will become fully vested and earned based on the target performance level.

In the event of an NEO’s involuntary termination without cause (and not as a result of death or disability) or a voluntary resignation for good reason, subject to execution and nonrevocation of a general release of claims, the RSUs granted under the Incentive Plan will become fully vested, and the PSUs granted under the Incentive Plan will remain outstanding eligible to be earned based on actual achievement of the applicable performance measures.

30	Landsea Homes

Executive Compensation

Employment Agreements

The employment agreements with Messrs. Ho, Forsum, Tenerelli and Porter provide for certain severance benefits upon the NEO’s involuntary termination without cause (and not as a result of death or disability) or a voluntary resignation for good reason, which are each referred to as a covered termination:

●	In the event of a covered termination at any time other than during the 24-month period following a change in control, each NEO is eligible to receive (i) a lump sum cash amount equal to 2.0x (or, for Messrrs. Tenerelli and Porter, 1.0x) the sum of the NEO’s base salary and target annual bonus, (ii) a pro-rata portion of the NEO’s annual bonus for the year of termination based on actual performance, (iii) payment of or reimbursement for premiums to continue health coverage for 24 months (unless the NEO becomes eligible for coverage under another employer’s plan, at which time the reimbursements will cease), and (iv) full acceleration of any outstanding equity awards, with performance-based awards determined based on the terms of the applicable award agreement or, if the award agreement does not specify, based on the target level of performance.
●	In the event of a covered termination during the 24-month period following a change in control, each NEO is eligible to receive, in lieu of the benefits described in clause (i) above, a lump sum cash amount equal to 2.5x (or, for Messrs. Tenerelli and Porter, 2.0x) the sum of the NEO’s base salary and target annual bonus. Each NEO is also eligible to receive the benefits described in clauses (ii)-(iv) above.

Additionally, in the event of an NEO’s death or disability, each NEO (or the NEO’s beneficiary or estate) is eligible to receive a pro-rata portion of the NEO’s target bonus for the year of termination and full acceleration of any outstanding equity awards, with performance-based awards determined based on the terms of the applicable award agreement or, if the award agreement does not specify, based on the target level of performance. All severance under the new employment agreements is subject to execution of a release of claims. Under the new employment agreements:

●	“Cause” generally means (i) material breach of the NEO’s obligations under any agreement with Seller, (ii) intentional misconduct or material violation of any material written policy, (iii) material breach of any fiduciary duty, or (iv) commission of a felony or crime involving fraud, embezzlement, dishonesty or moral turpitude, subject in the case of clauses (i), (ii) and (iii) to standard notice and cure provisions.
●	“Change in Control” generally means the occurrence of any one of the following: (i) any person becomes the beneficial owner of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities, (ii) the incumbent directors (and those appointed or nominated by a majority of the incumbent directors) cease to constitute a majority of the Board, (iii) consummation of a merger or consolidation of the Company, other than any merger or consolidation which would result in the holders of the voting securities of the Company continuing to represent at least 50% of the combined voting power of the surviving entity, (iv) implementation of a plan of complete liquidation or dissolution of the Company, or (v) sale of all or substantially all of the Company’s assets to an entity, other than any sale to an entity where the holders of the voting securities of the Company represent at least 50% of the combined voting power of such entity.
●	“Good Reason” generally includes any of the following arising without the NEO’s prior written consent: (i) diminution in title, authority, duties or responsibilities, (ii) material reduction in base salary or target bonus, (iii) relocation of the NEO’s principal office by more than 50 miles, or (iv) material breach by Seller of any material provision of the employment agreement, in each case, subject to standard notice and cure provisions.

Compensation Committee Interlocks and Insider Participation

Other than our CEO’s, Mr. Ho’s, past service on the board of directors of the Seller in 2020, where directors Mr. Tian and Ms. Zhou are executive officers, no interlocking relationship exists between our Board or Compensation Committee and the board of directors or compensation committee of any other entity, nor has any interlocking relationship existed in the past. None of the members of our Compensation Committee has at any time during the prior three years been one of our officers or employees.

2022 Proxy Statement	31

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information about our Common Stock that may be issued under equity compensation plans as of December 31, 2021. Our only equity compensation plan on of December 31, 2021 was the Incentive Plan.

	(A)	(B)	(C)
	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS(1)	WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS(2)	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (A))(3)
Equity Compensation Plans Approved by Security Holders	836,485	—	5,113,449
Equity Compensation Plans Not Approved by Security Holders	—	—	—
Total	836,485	—	5,113,449
(1)	This column reflects outstanding RSUs and PSUs (assuming achievement of target performance) as of December 31, 2021. Each RSU and earned PSU represents the right to receive one share of Common Stock.
(2)	RSUs and PSUs reflected in column (A) are not reflected in this column as they do not have an exercise price.
(3)	This column reflects the total shares of our Common Stock remaining available for issuance under the Incentive Plan as of December 31, 2021.

32	Landsea Homes

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures for the Company’s Related Person Transactions

Our Audit Committee charter provides that our Audit Committee must review policies and procedures for the review, approval and ratification of related person transactions, as defined in applicable SEC rules, review related person transactions, and oversee other related person transactions governed by applicable accounting standards.

Related Person Transaction Policy

We have adopted a written policy on transactions with “Related Persons,” defined in the policy as any (1) person who is or was (since the beginning of the Company’s last completed fiscal year, even if they do not presently serve in that role) an executive officer, director or nominee for election as a director, (2) greater than 5% beneficial owner of the Company’s common stock, or (3) the immediate family members of any of the foregoing. For purposes of this policy, an “Interested Transaction” is defined as any transaction, arrangement, relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which (1) the aggregate amount involved since the beginning of the Company’s last completed fiscal year is or is expected to exceed $100,000 (including any periodic payments or installments due on or after the beginning of the Company’s last completed fiscal year and, in the case of indebtedness, the largest amount expected to be outstanding and the amount of annual interest thereon), (2) the Company or any of its subsidiaries is a participant, and (3) any Related Person has or will have a direct or indirect interest. The Audit Committee will review the material facts of all Interested Transactions that require the Audit Committee’s approval and either approve or disapprove of the entry into the Interested Transaction, taking into account, among other factors it deems appropriate, whether the Interested Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the Related Person’s interest in such Interested Transaction. If advance Audit Committee approval of an Interested Transaction requiring the Audit Committee’s approval is not feasible, then the Interested Transaction will be considered and, if the Audit Committee determines it to be appropriate, ratified at the Audit Committee’s next regularly scheduled meeting. In addition, the policy provides standing pre-approval for certain types of transactions that the Audit Committee has reviewed and determined shall be deemed pre-approved.

Related Party Transactions

Founder Shares

In August 2017, LFAC issued an aggregate of 4,312,500 shares of Class B common stock to the Sponsor in exchange for an aggregate capital contribution of $25,000. In February 2018, the Sponsor forfeited 431,250 shares of Class B common stock (“Founder Shares”), resulting in a decrease in the total number of Founder Shares from 4,312,500 to 3,881,250. In June 2018, the Sponsor forfeited 267,300 Founder Shares and the anchor investor purchased 267,300 Founder Shares for an aggregate purchase price of $1,980. Of the 3,881,250 Founder Shares, the Sponsor agreed to forfeit an aggregate of up to 506,250 Founder Shares to the extent that the over-allotment option was not exercised in full by the underwriters. As of June 22, 2018, the underwriter exercised its over-allotment option in full, hence, the 506,250 shares were no longer subject to forfeiture.

The Founder Shares automatically converted into Common Stock upon the consummation of the Business Combination on a one-for-one basis, pursuant to those certain Founders’ Waiver Agreements and BlackRock Waiver Agreement. The initial stockholders agreed not to transfer, assign or sell any of their Founder Shares until the earliest of (a) one year after the completion of the Business Combination, (b) subsequent to the Business Combination, if the last reported sale price of the Common Stock equals or exceeds $12.00 per share (as adjusted) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination, or (c) following the completion of the Business Combination, such future date on which the Company completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of our public stockholders having the right to exchange their common stock for cash, securities or other property.

2022 Proxy Statement	33

Certain Relationships and Related Party Transactions

Registration Rights

We entered into a Demand Registration Rights Agreement with respect to the warrants exercisable to purchase one share of Common Stock at an exercise price of $11.50 per share issued to the Sponsor, BlackRock Credit Alpha Master Fund L.P. and HC NCBR Fund (the “BlackRock Holders”) in a private placement in the closing date of the initial public offering (“IPO”) of LFAC (the “Private Placement Warrants”) and the shares of Common Stock issuable upon exercise of the foregoing and upon conversion of the Founder Shares. Pursuant to the Demand Registration Rights Agreement, each of those persons holding Founder Shares (each an “LF Capital Restricted Stockholder”) and their permitted transferees can demand that we register the shares of Common Stock into which Founder Shares will automatically convert at the time of the consummation of the Business Combination. Holders of our Private Placement Warrants and their permitted transferees can demand that we register the Private Placement Warrants and the shares of Common Stock issuable upon exercise of the Private Placement Warrants. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of the Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Board Member Agreement

In September 2017, LFAC entered into an agreement with B. Prot Conseils, an entity controlled by Mr. Baudouin Prot, the former chairman of the Board, pursuant to which, he would be paid a cash fee of $150,000 per annum in exchange for his service. The agreement was effective as of October 1, 2017 and lasted until December 2019. On January 7, 2021, immediately prior to the consummation of the Business Combination, LFAC and Mr. Prot amended the arrangement to provide a one-time payment of $75,000 in connection with prior services rendered to the company, conditioned upon LFAC successfully completing an acquisition of a target company prior to January 22, 2021. On January 7, 2021, LFAC successfully completed the Business Combination and the $75,000 was paid to B. Prot Conseils. Mr. Prot resigned as chairman of the Board concurrent with the consummation of the Business Combination.

Accounting Services

Alberto Bianchinotti, our chief financial officer prior to the Business Combination, is the sole owner of the accounting services firm, AM Knight Financial Services. LFAC paid AM Knight Financial Services to provide certain accounting services to us prior to Mr. Bianchinotti’s appointment as chief financial officer prior to the Business Combination. For the years ended December 31, 2020 and 2021, LFAC paid AM Knight Financial Services $55,200 and $0, respectively.

Related Party Loans

In order to finance transaction costs in connection with an initial business combination, the Sponsor or an affiliate of the Sponsor, or certain of LFAC’s officers and directors agreed to loan LFAC money pursuant to the loans from the Sponsor or an affiliate of the Sponsor, or certain of LFAC’s officers or directors, to finance transaction costs in connection with an initial business combination (the “Working Capital Loans”), including the working capital loans issued pursuant to the Convertible Note (defined below) and the Promissory note (defined below).

The Sponsor had agreed to loan LFAC an aggregate of up to $300,000 to be used for the payment of costs related to the IPO. In April 2018, the Sponsor amended the note to increase the principal amount to $500,000. The loan was non-interest bearing, unsecured and due on the earlier of December 31, 2018 or the closing of the IPO. LFAC fully repaid the loan from the proceeds of the IPO not being placed in the Trust Account on June 22, 2018.

On July 16, 2020, LFAC issued a promissory note (the “Promissory Note”) to the Sponsor, pursuant to which, the Sponsor agreed to provide a Working Capital Loan to LFAC of up to $3.0 million. The Promissory Note was to be repaid on the earlier of (i) December 31, 2020 and (ii) the effective date of the Business Combination, without interest. On July 16, 2020, LFAC received $1.0 million in loan proceeds pursuant to the Promissory Note, which increased the outstanding principal balance of the Promissory Note to $1.0 million. The Sponsor agreed to forgive all amounts due under the Promissory Note for no consideration upon the consummation of the Business Combination.

On March 4, 2019, LFAC issued a convertible note (the “Convertible Note”) to the Sponsor, pursuant to which, the Sponsor agreed to provide a Working Capital Loan to LFAC of up to $1.5 million. On June 16, 2020, LFAC amended the Convertible Note, pursuant to which the maturity date of the note was extended to the earlier of (i) December 31, 2020 and (ii) the effective date of a business combination. The Working Capital Loans issued pursuant to the Convertible Note could either be repaid upon consummation of an initial business combination, without interest, or, at the lender’s discretion, up to $1.5 million of such Working Capital Loans could be convertible into warrants of the post-business combination entity at a price of $1.00 per warrant. However, the Sponsor agreed to receive as full repayment of the Convertible Note, a cash payment upon the consummation of the Business Combination, which occurred on January 7, 2021.

34	Landsea Homes

Certain Relationships and Related Party Transactions

In addition, LFAC’s officers, directors or any of their affiliates or designees agreed, if LFAC did not have the funds necessary to make a deposit of $0.03 per month, to make contributions to LFAC as a loan of $0.03 for each share of Class A common stock. The contributions did not bear any interest and were settled upon the consummation of the Business Combination.

Sponsor Surrender Agreement

Concurrently with the execution of that certain Agreement and Plan of Merger dated August 31, 2020 (the “Merger Agreement”), the Sponsor, LFAC, the Seller, and Landsea entered into the Sponsor Surrender Agreement, pursuant to which, the Sponsor agreed to (i) forfeit to the Company for no consideration 2,260,000 Private Placement Warrants and 600,000 Founder Shares that were converted into shares of our Common Stock at the closing of the Business Combination, (ii) forfeit up to 500,000 shares of its converted Founder Shares contingent upon the valuation of the Common Stock reaching certain thresholds during the twenty-four month period following the closing of the Business Combination, (iii) transfer to the Seller 2,200,000 Private Placement Warrants immediately prior to the closing of the Business Combination and 500,000 shares of Common Stock immediately after the closing of the Business Combination (with such Common Stock subject to the contingencies noted in clause (ii) above), (iv) cancel and forgive all amounts owed to Sponsor pursuant to the Promissory Note, and (v) receive a cash payment in lieu of converting outstanding amounts due under the Convertible Note upon the consummation of the Business Combination, in each case on terms and subject to the conditions set forth therein.

Founders’ Waiver Agreements

Concurrently with the execution of the Merger Agreement, LFAC, the Seller, Landsea Homes and each of the LF Capital Restricted Stockholders entered into Founders’ Waiver Agreements, pursuant to which each LF Capital Restricted Stockholder agreed to (i) waive certain of their anti-dilution, conversion, and redemption rights with respect to their Founder Shares and (ii) agreed to convert their Founder Shares into shares of the Company’s common stock on a one-for-one basis. Additionally, each of the LF Capital Restricted Stockholders, other than the BlackRock Holders, agreed to waive their redemption rights with respect to any Common Stock they own.

Additionally, LFAC and the BlackRock Holders entered into that certain BlackRock Waiver Agreement, pursuant to which each of the BlackRock Holders agreed to (i) waive certain of their anti-dilution and conversion rights with respect to their Founder Shares and (ii) agreed to convert their Founder Shares into shares of the Company’s Common Stock on a one-for-one basis. In addition, the LF Capital Restricted Stockholders, other than the BlackRock Holders, entered into letter agreements providing that, during the period commencing on the Closing Date and continuing until the earlier of (i) one year following the closing of the Business Combination and (ii) subsequent to the closing of the Business Combination, (x) if the last sale price of the Common Stock equals or exceeds $12.00 per share (adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days following the closing of the Business Combination or (y) the date following the closing of the Business Combination on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of the Company for cash, securities or other property, are restricted from transferring or selling their Common Stock, in each case on terms and subject to the conditions set forth therein. The Company also entered into Lock-up Agreements at the closing of the Business Combination, with each of the Seller and the Sponsor, on similar terms to the aforementioned letter agreement.

Indemnification Agreement

Concurrent with the execution of the Merger Agreement, LFAC entered into an Indemnification Agreement, whereby it agreed that it would (i) not amend, waive, terminate or otherwise modify the BlackRock Waiver Agreement without the prior written consent of the Seller and (ii) enforce the obligations thereunder. The Sponsor agreed to (i) indemnify the Company and the Seller for all reasonably documented out-of-pocket costs the Company or Seller may incur in connection with enforcing the Indemnification Agreement and the BlackRock Waiver Agreement and (ii) immediately after the closing of the Business Combination, forfeit such number of Common Stock of the Company equal to the number of shares of Founder Shares held by the BlackRock Holders that are converted into Common Stock at or as a result of the closing of the Business Combination less the number of Founder Shares held by the BlackRock Holders immediately prior to the Business Combination.

Founders’ Voting and Support Agreement

Concurrent with the execution of the Merger Agreement, the Seller and the LF Capital Restricted Stockholders, other than the BlackRock Holders, entered into that certain Voting and Support Agreement with LFAC and the Seller, pursuant to which each of the LF Capital Restricted Stockholders party thereto agreed to, among other things, vote their Founder Shares and other acquired Common Stock (representing as of September 17, 2020, approximately 22.6% of the voting power of LFAC (i) in favor of the adoption of the Merger

2022 Proxy Statement	35

Certain Relationships and Related Party Transactions

Agreement and the accompanying transaction, (ii) against any action, proposals, transaction or agreement that would result in a breach of any representation, warrant, covenant, obligation or agreement of LFAC or Merger Sub contained in the Merger Agreement, and (iii) in favor or the proposals set forth in the corresponding proxy statement. Additionally, each LF Capital Restricted Stockholder party thereto has agreed to certain standstill obligations, in each case on terms and subject to the conditions set forth therein. The Voting and Support Agreement terminated upon the closing of the Business Combination.

Investor Representation Letter

On the Closing Date, the Seller delivered an Investor Representation Letter, whereby, among other things, the Seller represented to the Company that (i) it is an accredited investor and is otherwise qualified to receive the Merger Consideration pursuant to a private placement effected in reliance on the exemption from the registration requirements of the Securities Act, provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated under the Securities Act, and exemptions from the qualification requirements of applicable state law and (ii) the Seller will not transfer any of the Common Stock within 180 days following the Closing Date, in each case on terms and subject to the conditions set forth therein.

Stockholder’s Agreement

On the Closing Date, pursuant to the Merger Agreement, the Company and the Seller entered into a Stockholder’s Agreement, whereby, among other things, the parties agreed (i) to certain board composition and nomination requirements, including rights to nominate directors in accordance with defined ownership thresholds, establish certain committees and their respective duties and allow for the compensation of directors, (ii) to provide the Seller with certain inspection and visitation rights, access to Company management, auditors and financial information, (iii) to provide the Seller with veto rights with respect to certain actions of the Company, (iv) not to, to the extent permitted by applicable law, share confidential information related to the Company, (v) to waive their right to jury trial and choose Delaware as the choice of law, and (vi) to vote their Common Stock in furtherance of the aforementioned rights, in each case on terms and subject to the conditions set forth therein. In addition, the Seller also agreed not to compete with the Company in the “domestic homebuilding business,” as such term is defined therein, so long as it, together with its affiliates, controls more than 10% of the Company or has a representative serving on the board of directors.

Lock-up Agreement

On the Closing Date, each of the Sponsor and certain other holders of converted Founder Shares entered into an equity lock-up letter agreement with the Company, which provides that their shares of Common Stock are not transferable or salable until the earlier of (A) one year after the completion of the Business Combination or (B) subsequent to the Business Combination, (x) if the last sale price of our Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination, or (y) the date on which we complete a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of our stockholders having the right to exchange their shares of Common Stock for cash, securities or other property, except (a) to our officers or directors, any affiliates or family members of any of our officers or directors, any members of the Sponsor, or any affiliates of the Sponsor, (b) in the case of an individual, by gift to a member of the individual’s immediate family, to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales; (f) in the event of our liquidation; (g) by virtue of the laws of Delaware or the Sponsor’s limited liability company agreement upon dissolution of the Sponsor; (h) in the event of our liquidation, merger, capital stock exchange, reorganization or other similar transaction which results in all of our stockholders having the right to exchange their shares of Common Stock for cash, securities or other property subsequent to the completion of the Business Combination; provided, however, that in the case of clauses (a) through (e) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions.

On the Closing Date, the Seller also entered into an equity lock-up agreement with the Company, which provides that, subject to certain exceptions, that its shares of Common Stock are not transferable or salable until the earlier of (A) one year following the closing of the Business Combination and (B) subsequent to the closing of the Business Combination, (x) if the last sale price of the Common Stock equals or exceeds $12.00 per share as quoted on Nasdaq (adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days following the closing of the Business Combination or (y) the date following the closing of the Business Combination on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of the Company for cash, securities or other property, as set forth in such letter agreement, except (a) to the Seller’s officers or directors, any affiliates or family members of any of the Seller’s officers or directors, any affiliates or family members of the Seller, or any affiliates of the Seller, (b) in the case of an individual, by gift to a member of the individual’s immediate family, to a trust, the beneficiary of which is a member

36	Landsea Homes

Certain Relationships and Related Party Transactions

of the individual’s immediate family or an affiliate of such person, or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales; (f) in the event of our liquidation; (g) by virtue of the laws of Delaware or the Seller’s limited liability company agreement upon dissolution of the Seller; (h) in the event of our liquidation, merger, capital stock exchange, reorganization or other similar transaction which results in all of our stockholders having the right to exchange their shares of Common Stock for cash, securities or other property subsequent to the completion of the Business Combination; provided, however, that in the case of clauses (a) through (e) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions.

License Agreement

On the Closing Date, Seller, the Company, and Licensees, entered into a License Agreement, pursuant to which, the Seller agreed, among other things, to grant the Company and each of its subsidiaries an exclusive license to use the “Landsea” trademark in connection with the “domestic homebuilding business” (as such term is defined in the Stockholder’s Agreement). The License Agreement is for a term of ten years from the Closing Date, subject to customary notification and extension terms. In addition, the License Agreement is subject to certain Company usage standards and the Seller continuing to indirectly own, together with its affiliates, more than 6% of our Common Stock, in each case on terms and subject to the conditions set forth therein.

Land and Home Sales

In July 2021, the Company entered into a landbank agreement for a project in its California segment with a Landsea Capital, a wholly-owned subsidiary of Landsea Holdings. The Company will make regular payments to Landsea Holdings based on an annualized rate of 7% of the undeveloped land costs while the land is developed and will purchase the lots at a predetermined price of $28.9 million at the Company’s discretion. The total amount of interest payments made during 2021 is $0.4 million. No payments have been made to purchase developed lots from Landsea Capital during the year ended December 31, 2021.

In December 2021, the Company sold model homes to Landsea Capital for total consideration of $15.2 million. The Company had right-of-use asset and lease liability balances of $2.0 million and $2.0 million, respectively, as of December 31, 2021 related to the model home sales.

In December 2021, the Company sold a home to Ms. Zhou for a net price of $309,565. In addition, in December 2021, the Company sold a home to Mr. Tian’s daughter, Ms. Diana Tian, for a net price of $2,910,000, with the loan for the home guaranteed by Mr. Tian. These sales were done at arms-length and included no more than a nominal discount on purchase price.

2022 Proxy Statement	37

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information known to the Company regarding beneficial ownership of shares of the Company’s Common Stock as of April 11, 2022 by:

●	each person known by the Company to be the beneficial owner of more than 5% of the Company’s outstanding common stock;
●	each of the Company’s named executive officers and directors; and
●	all executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options, warrants and certain other derivative securities that are currently exercisable or will become exercisable within 60 days. The percentage of beneficial ownership is based on 46,485,156 shares of Company Common Stock, 15,525,000 shares of public warrants, and 5,500,000 Private Placement Warrants issued and outstanding as of April 11, 2022. Public warrants entitle the holder to purchase one-tenth of one share of our Common Stock at $1.15 per one-tenth share ($11.50 per whole share of Common Stock), and they may only be exercised in amounts evenly divisible by ten. The Private Placement Warrants, registered under a Form S-1, entitle the holder to purchase one share of our Common Stock at a price of $11.50 per share, subject to adjustment. The public warrants and Private Placement Warrants are non-voting, but may be exercised at any time by the warrant holders.

Unless otherwise indicated, and subject to community property laws and similar laws, the Company believes that all parties named in the table below have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them, and the business address of each is 660 Newport Center Drive, Suite 300, Newport Beach, CA 92660.

NAME AND ADDRESS OF BENEFICIAL OWNERS	NUMBER OF SHARES	NUMBER OF PRIVATE PLACEMENT WARRANTS	OWNERSHIP PERCENTAGE (%)
Ming (Martin) Tian(1)	32,878,265	2,200,000	65.5%
Qin (Joanna) Zhou	32,241	—	**
Thomas Hartfield	21,912	—	**
Bruce Frank	22,162	—	**
Tim Chang	11,671	—	**
Robert Miller	19,662	—	**
Elias Farhat(2)	2,255,924	2,799,600	9.4%
Scott Reed	46,671	—	**
Susan Lattmann	—	—	**
Mollie Fadule	15,000	—	**
John Ho	288,423	—	**
Michael Forsum	204,778	—	**
Franco Tenerelli	10,505	—	**
Alberto Bianchinotti(3)	—	—	—
All directors and executive officers as a group (14 individuals)	35,845,214	4,999,600	76.1%
Landsea Holdings Corporation(4)	32,878,265	2,200,000	65.5%
Level Field Capital, LLC(5)	2,227,835	2,799,600	9.4%

**	Less than one percent.
(1)	Includes shares and Private Placement Warrants that Mr. Tian may be deemed to beneficially own by virtue of his relationship to the Seller, as described in Note 5 below. Mr. Tian disclaims beneficial ownership of these shares other than to the extent of any pecuniary interest he may have therein.
(2)	Includes shares and Private Placement Warrants that Mr. Farhat may be deemed to beneficially own by virtue of his relationship to the Sponsor, as described in Note 6 below. Mr. Farhat disclaims beneficial ownership of these shares other than to the extent of any pecuniary interest he may have therein.
(3)	As previously disclosed, Mr. Albert Bianchinotti served as Chief Financial Officer of LFAC until January 7, 2021. Mr. Bianchinotti’s beneficial ownership is based on his Form 3 filed with the SEC on August 18, 2020.
(4)	Information based on the Schedule 13D filed by the Seller, Landsea Green, and Ming Tian (the “Landsea Parties”) with the SEC on January 19, 2021. The Landsea Parties disclosed voting and dispositive power over 32,878,265 shares and ownership of 2,200,000 Private Placement Warrants.

38	Landsea Homes

Beneficial Ownership of Securities

The Seller is the record holder of these shares. Seller is 100% owned indirectly by Landsea Green. Mr. Tian indirectly beneficially owns approximately 57.8% of Landsea Green through his interest in Easycorps Group Limited (“Easycorps”), Greensheid Corporation (“Greensheid”), and Landsea International Holdings Limited (“Landsea International”). Easycorps is wholly-owned by Mr. Tian. Greensheid is wholly-owned by Landsea International, which in turn is wholly-owned by Landsea Group (together with Greensheid, Easycorps, Landsea International, and those subsidiaries of Landsea International having a beneficial ownership interest in the Seller, the “Landsea Owners”). Mr. Tian is the controlling stockholder of Landsea Group. As a result, each of the Landsea Owners and Mr. Tian may be deemed to be a beneficial owner of any shares deemed to be beneficially owned by the Seller. The Landsea Owners and Mr. Tian disclaim beneficial ownership of these shares other than to the extent of any pecuniary interest they may have therein. The business address for the Landsea Owners and Mr. Tian are Landsea Group Co., Ltd, Building 5, Lane 280, Linhong Road, Changning District, Shanghai, China 200335.
(5)	Information based on the Schedule 13G filed by the Sponsor, Level Field Partners, LLC (“LF Partners”), Level Field Management, LLC (“LF Management”), Djemi Traboulsi, and Elias Farhat with the SEC on January 20, 2021 (the “LF Parties”). The LF Parties disclosed shared voting and dispositive power over 5,027,435 shares. This includes 2,227,835 shares of common stock and 2,799,600 Private Placement Warrants. The Sponsor is the record holder of the shares reported. LF Partners is the managing member of the Sponsor. LF Management is the managing member of LF Partners. LF Management is managed by its two members, Elias Farhat and Djemi Traboulsi. Messrs. Farhat and Traboulsi may be deemed to indirectly beneficially own the shares of common stock directly beneficially owned by the Sponsor. Messrs. Farhat and Traboulsi disclaim beneficial ownership of these shares other than to the extent of any pecuniary interest they may have therein. The address of Level Field Capital is 600 Madison Avenue, Suite 1802, New York, NY 10022.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act, requires our directors, officers, and persons that own more than 10 percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10 percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based on our review of the copies of such filings and based on written representations, we believe that all reports required to be filed pursuant to Section 16(a) of the Exchange Act with respect to the year ending December 31, 2021 were filed with the SEC on a timely basis, except for the following: one Form 4 for each of Landsea Holdings Corporation and Robert Miller, each relating to one transaction, and one Form 3 for each of Mollie Fadule and Susan Lattmann due to administrative difficulties. Each of these forms was subsequently filed with the SEC.

2022 Proxy Statement	39

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

This proxy statement is being provided to you in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting to be held on Wednesday, June 8, 2022 at 9:00 a.m. Pacific Time, or at any adjournments or postponements thereof.

WHERE IS THE ANNUAL MEETING BEING HELD?

The Board has determined that the Annual Meeting should be held online this year via live audiocast in light of the continued impacts of and risks related to the COVID-19 pandemic and in order to permit stockholders from any location with access to the Internet to participate. This format also reduces the environmental impact of the Annual Meeting. The Company has endeavored to provide stockholders with the same rights and opportunities for participation in the Annual Meeting online as an in-person meeting.

HOW CAN I PARTICIPATE IN AND VOTE AT THE ANNUAL MEETING ONLINE?

Stockholders of record as of 5:00 p.m. Eastern Time on April 11, 2022, the record date, are entitled to participate in and vote at the Annual Meeting. To participate in the Annual Meeting, including to vote, ask questions, and view the list of registered stockholders as of the record date during the meeting, stockholders of record should go to the Annual Meeting website at www.virtushareholdermeeting.com/LSEA2022, enter the 16-digit control number found on your proxy card or Notice and follow the instructions on the website.

If your shares are held in street name and your voting instruction form or Notice indicates that you may vote those shares through the http://www.proxyvote.com website, then you may access, participate in, and vote at the Annual Meeting with the 16-digit access code indicated on that voting instruction form or Notice. Otherwise, stockholders who hold their shares in street name should contact their bank, broker or other nominee (preferably at least 5 days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend, participate in, or vote at the Annual Meeting.

The Annual Meeting will begin promptly at 9:00 a.m. Pacific Time on Wednesday, June 8, 2022. Online check-in will begin at approximately 8:45 a.m. Pacific Time, and we encourage you to provide sufficient time before the Annual Meeting begins to check-in. Technicians will be available to assist you with any difficulties you may have accessing the Annual Meeting. We will make a replay of the Annual Meeting available on our Investor Relations website until the next annual meeting.

Stockholders may submit questions before the Annual Meeting at www.proxyvote.com and during the Annual Meeting at the meeting website. We plan to answer as many questions as possible during the time permitted. If a question is not answered due to time constraints, the Company encourages stockholders to contact the Company’s Investor Relations at LSEA@gatewayir.com. More information regarding the question and answer process, including the number and types of questions permitted, and how questions will be recognized, answered, and disclosed, will be available in the meeting rules of conduct, which will be posted on the Annual Meeting website before and during the meeting.

WHAT PROPOSALS WILL BE ADDRESSED AT THE ANNUAL MEETING?

Stockholders will be asked to consider the following proposals at the Annual Meeting:

1.	To elect nine directors to serve as directors on the Board until the 2023 annual meeting of stockholders or until their successors are duly elected and qualified; and
2.	To ratify the selection by our Audit Committee of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the year ending December 31, 2022.

We will also consider any other business that properly comes before the Annual Meeting.

HOW DOES THE BOARD OF DIRECTORS RECOMMEND THAT I VOTE?

Our Board unanimously recommends that stockholders vote “FOR” each nominee for director and “FOR” the ratification of the selection of PwC as our independent registered public accounting firm.

WHO MAY VOTE AT THE ANNUAL MEETING OF STOCKHOLDERS?

Stockholders who owned shares of the Company’s common stock, par value $.0001 per share, as of 5:00 p.m. Eastern Time on April 11, 2022 are entitled to vote at the Annual Meeting. As of the record date, there were 46,485,156 shares of our common stock issued and outstanding.

HOW MANY VOTES MUST BE PRESENT TO HOLD THE ANNUAL MEETING?

In order for us to conduct the Annual Meeting, a quorum, consisting of a majority of the voting power of the stock outstanding and entitled to vote at the Annual Meeting, must be present or represented by proxy.

40	Landsea Homes

Questions and Answers about the Annual Meeting

HOW MANY VOTES DO I HAVE?

Each share of common stock is entitled to one vote on each matter that comes before the Annual Meeting.

WHAT IS THE DIFFERENCE BETWEEN A STOCKHOLDER OF RECORD AND A BENEFICIAL OWNER OF SHARES HELD IN STREET NAME?

Stockholder of Record. If your shares are registered directly in your name with the Company’s transfer agent, Continental Stock Transfer & Trust Company, you are considered the stockholder of record with respect to those shares, and the proxy materials were sent directly to you by the Company.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the proxy materials were forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. Those instructions are contained in a “vote instruction form.”

WHAT IS THE PROXY CARD?

The proxy card enables you to appoint John Ho, our CEO, and Franco Tenerelli, our Chief Legal Officer, as your representatives at the Annual Meeting. By completing and returning the proxy card, you are authorizing Messrs. Ho and Tenerelli to vote your shares at the Annual Meeting in accordance with your instructions on the proxy card. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, it is strongly recommended that you complete and return your proxy card before the Annual Meeting date in case your plans change. If a proposal comes up for vote at the Annual Meeting that is not on the proxy card, the proxies will vote your shares, under your proxy, according to their best judgment.

IF I AM A STOCKHOLDER OF RECORD OF THE COMPANY’S SHARES, HOW DO I VOTE?

Before the Annual Meeting, you may vote:

●	By mail, by completing, signing, and dating your proxy card.
●	Online at www.proxyvote.com.
●	By telephone, at 1-800-690-6903.

During the Annual Meeting, you may vote online at www.virtualshareholdermeeting.com/LSEA2022.

IF I AM A BENEFICIAL OWNER OF SHARES HELD IN STREET NAME, HOW DO I VOTE?

Beneficial owners should check their voting instruction form or Notice for how to vote in advance of and how to participate in the Annual Meeting.

WILL MY SHARES BE VOTED IF I DO NOT PROVIDE MY PROXY?

If you hold your shares directly in your own name, they will not be voted if you do not provide a proxy.

Your shares may be voted under certain circumstances if they are held in the name of a brokerage firm. Brokerage firms generally have the authority to vote shares not voted by customers on certain “routine” matters, including the ratification of an independent registered public accounting firm. Accordingly, at the Annual Meeting, your shares may only be voted by your brokerage firm for the ratification of our independent registered public accounting firm.

Brokers are prohibited from exercising discretionary authority on non-routine matters. The election of directors is considered a non-routine matter, and therefore brokers cannot exercise discretionary authority regarding this proposal for beneficial owners who have not returned proxies to the brokers (so-called “broker non-votes”). In the case of broker non-votes, and in cases where you abstain from voting on a matter when present at the Annual Meeting and entitled to vote, those shares will still be counted for purposes of determining if a quorum is present.

WHAT VOTE IS REQUIRED TO ELECT DIRECTORS?

Directors are elected by a plurality of the votes cast at the Annual Meeting. As a result, the nominees who receive the highest number of shares voted “for” his or her election are elected.

A “withhold” vote against a director will have no direct effect on his or her election; however, under the Company’s director resignation policy, any director who receives a greater number of votes “withheld” for his or her election than “for” such election must promptly tender his or her resignation offer to the Nominating and Governance Committee, which will recommend to the Board whether to accept or reject the resignation offer, or whether other such action should be taken. The Board will act on the Nominating and Governance Committee’s recommendation within 90 days following certification of the election results. Any director who tenders his or her resignation pursuant to this policy will not participate in the proceedings of either the Nominating and Governance Committee or the Board with respect to his or her own resignation offer.

Broker non-votes will have no effect on this proposal.

2022 Proxy Statement	41

Questions and Answers about the Annual Meeting

WHAT VOTE IS REQUIRED TO RATIFY THE SELECTION BY OUR AUDIT COMMITTEE OF PWC AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM?

Approval of the proposal to ratify the selection of PwC as our independent registered public accounting firm requires the affirmative vote of at least a majority of the voting power of the stock present or represented by proxy and entitled to vote thereon.

Abstentions will have no effect on this proposal, assuming that a quorum is present.

CAN I CHANGE MY VOTE AFTER I HAVE VOTED?

You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. You may vote again by signing and returning a new proxy card or voting instruction form with a later date or by attending the Annual Meeting online and voting. Your attendance at the Annual Meeting online will not automatically revoke your proxy unless you vote again at the Annual Meeting or specifically request that your prior proxy be revoked by delivering to the Company’s Secretary at 660 Newport Center Drive, Suite 300, Newport Beach, CA 92660 a written notice of revocation prior to the Annual Meeting.

Please note, however, that if your shares are held of record by a brokerage firm, bank or other nominee, you must instruct your broker, bank or other nominee that you wish to change your vote by following the procedures on the voting form provided to you by the broker, bank or other nominee.

WHAT HAPPENS IF I DO NOT INDICATE HOW TO VOTE MY PROXY?

If you sign your proxy card without providing further instructions, your shares will be voted “FOR” each of the director nominees and “FOR” the ratification of PwC to serve as our independent registered public accounting firm for the fiscal year ended December 31, 2022.

IS MY VOTE KEPT CONFIDENTIAL?

Proxies, ballots and voting tabulations identifying stockholders are kept confidential and will not be disclosed except as may be necessary to meet legal requirements.

WHERE DO I FIND THE VOTING RESULTS OF THE ANNUAL MEETING?

We will announce preliminary voting results at the Annual Meeting. The final voting results will be tallied by the inspector of election and published in the Company’s Current Report on Form 8-K, which the Company will file with the SEC within four business days following the Annual Meeting.

WHO BEARS THE COST OF SOLICITING PROXIES?

The Company will bear the cost of soliciting proxies in the accompanying form and will reimburse brokerage firms and others for expenses involved in forwarding proxy materials to beneficial owners or soliciting their execution. In addition to solicitations by mail, the Company, through its directors and officers, may solicit proxies in person, by telephone or by electronic means. Such directors and officers will not receive any special remuneration for these efforts.

42	Landsea Homes

OTHER MATTERS

Other Business

We are not currently aware of any business to be acted upon at the Annual Meeting other than the matters discussed in this proxy statement. The form of proxy accompanying this proxy statement confers discretionary authority upon the named proxy holders with respect to amendments or variations to the matters identified in the accompanying Notice of Annual Meeting of Stockholders and with respect to any other matters which may properly come before the Annual Meeting or any adjournment or postponement thereof. If other matters do properly come before the Annual Meeting, or at any such adjournment or postponement of the Annual Meeting, we expect that shares of our common stock, represented by properly submitted proxies, will be voted by the proxy holders in accordance with the recommendations of our Board.

Submission of Stockholder Proposals for the 2023 Annual Meeting

Rule 14a-8 Proposals. For any proposal to be considered for inclusion in our proxy statement and form of proxy for submission to the stockholders at our 2022 annual meeting of stockholders, it must be submitted in writing and comply with the requirements of Rule 14a-8 of the Exchange Act. Such proposals must be received by the Company at its offices at 660 Newport Center Drive, Suite 300, Newport Beach, CA 92660 no later than December 27, 2022.

Advance Notice Proposals and Nominations. In addition, our bylaws provide notice procedures for stockholders to nominate a person as a director and to propose business to be considered by stockholders at a meeting (but not for inclusion in the proxy statement). Notice of a nomination or proposal must be delivered to the Corporate Secretary at 660 Newport Center Drive, Suite 300, Newport Beach, CA 92660 no later than the close of business on the 90th day, nor earlier than the close of business on the 120th day prior to, the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the date of the annual meeting is first made by us. Accordingly, for our 2023 annual meeting of stockholders, notice of a nomination or proposal must be delivered to us no later than March 10, 2023 and no earlier than February 8, 2023. Nominations and proposals also must satisfy the other requirements set forth in the bylaws. In addition, the deadline for providing notice to the Company under Rule 14a-19, the SEC’s universal proxy rule, of a stockholder’s intent to solicit proxies in support of nominees submitted under the Company’s advance notice bylaws is April 9, 2023.

Householding Information

Unless we have received contrary instructions, we may send a single copy of this proxy statement to any household at which two or more stockholders reside. This process, known as “householding,” reduces the volume of duplicate information received at any one household, helps to reduce our expenses, and benefits the environment. However, if stockholders prefer to receive multiple sets of our disclosure documents at the same address this year or in future years, the stockholders should follow the instructions described below. Similarly, if an address is shared with another stockholder and together, both of the stockholders would like to receive only a single set of our disclosure documents, the stockholders should follow these instructions: If the shares are registered in the name of the stockholder, the stockholder should contact our Corporate Secretary at our offices by sending a written request to 660 Newport Center Drive, Suite 300, Newport Beach, CA 92660 or calling 949-345-8080, to inform us of his or her request; or if a bank, broker or other nominee holds the shares, the stockholder should contact the bank, broker or other nominee directly.

2022 Proxy Statement	43

Other Matters

Where You Can Find More Information

We file annual and quarterly reports and other reports and information with the SEC. We distribute to our stockholders annual reports containing financial statements audited by our independent registered public accounting firm and, upon request, quarterly reports for the first three quarters of each fiscal year containing unaudited financial information. In addition, the reports and other information are filed through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system and are publicly available on the SEC’s website, located at http:// www.sec.gov.

We will provide without charge to you, upon written or oral request, a copy of the Annual Report, including the financial statements and schedules. Any requests for copies of information, reports or other filings with the SEC should be directed to Franco Tenerelli, Corporate Secretary, Landsea Homes Corporation, 660 Newport Center Drive, Suite 300, Newport Beach, CA 92660.

44	Landsea Homes

660 Newport Center Drive, Suite 300 Newport Beach, CA 92660 www.landseahomes.com

LANDSEA HOMES CORPORATION
660 NEWPORT CENTER DRIVE, SUITE 300
NEWPORT BEACH, CA 92660
VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 7, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/LSEA2022

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 7, 2022. Have your proxy card in hand when you call and then follow the instruction.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
		For All	Withhold All	For All Except
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

	Nominees

01)	Ming (Martin) Tian	02)	John Ho	03)	Qin (Joanna) Zhou	04)	Bruce Frank	05)	Thomas Hartfield
06)	Robert Miller	07)	Elias Farhat	08)	Susan Lattmann	09)	Mollie Fadule

The Board of Directors recommends you vote FOR the following proposal:		For	Against	Abstain

2.	Ratification, on a non-binding, advisory basis, of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for fiscal year 2022.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on June 8, 2022:
The Notice & Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com

LANDSEA HOMES CORPORATION
Annual Meeting of Stockholders
June 8, 2022 9:00 AM Pacific Time
Online at www.virtualshareholdermeeting.com/LSEA2022
This proxy is solicited by the Board of Directors

The undersigned hereby appoint(s) John Ho and Franco Tenerelli, or either of them, as proxies, and each with the power to appoint his substitute, and hereby authorize(s) either of them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Landsea Homes Corporation that the undersigned is/are entitled to vote at the 2022 Annual Meeting of Stockholders to be held at 9:00 AM Pacific Time, on Wednesday, June 8, 2022 online at www.virtualshareholdermeeting.com/LSEA2022, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed by the undersigned. If no direction is made but the card is signed, this proxy card will be voted "FOR" the election of all nominees under Proposal 1 and "FOR" Proposal 2. The proxies are authorized to vote in their discretion on such other business as may properly come before the meeting or any adjournment or postponement thereof.

Continued and to be signed on reverse side